 As filed with the Securities and Exchange Commission on February 21, 2001

                                                 Registration No. 333-55310
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                  ------------
                             ELIZABETH ARDEN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Florida                              2844                        59-0914138
  (State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
   Incorporation or Organization)     Classification Code Number)        Identification Number)

                                                              Oscar E. Marina, Esq.
             14100 N.W. 60th Avenue                           14100 N.W. 60th Avenue
           Miami Lakes, Florida 33014                       Miami Lakes, Florida 33014
                 (305) 818-8000                                   (305) 818-8000
  (Address, including zip code, and telephone        (Name, address, including zip code, and
  number, including area code of registrant's         telephone number, including area code
          principal executive office)                         of agent for service)

                                  ------------
                   See Table of Additional Registrants Below
                                  ------------
                                   Copies to:

                                Rod Miller, Esq.
                           Weil Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000
                                  ------------
   Approximate date of proposed commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                                                Primary                     Address, including zip code
                             State or other     Standard                       and telephone number,
                             jurisdiction of   Industrial   I.R.S. Employer     including area code,
 Exact name of registrant     incorporation  Classification Identification   of registrant's principal
as specified in its charter  or organization  Code Number       Number            executive office       Registration No.
---------------------------  --------------- -------------- --------------- ---------------------------- ----------------
DF Enterprises, Inc.            Delaware          2844        51-0406399    300 Delaware Avenue,         333-55310-03
                                                                            9th Floor,
                                                                            Wilmington, DE 19801
                                                                            (302) 552-3200
FD Management, Inc.             Delaware          2844        51-0406398    300 Delaware Avenue,         333-55310-01
                                                                            9th Floor,
                                                                            Wilmington, DE 19801
                                                                            (302) 552-3200
FFI International, Inc.         Delaware          2844        54-2021921    14100 NW 60th Avenue,        333-55310-04
                                                                            Miami Lakes, FL 33014
                                                                            (305) 818-8000
Elizabeth Arden GmbH           Switzerland        2844               N/A    c/o French Fragrances, Inc., 333-55310-02
                                                                            14100 NW 60th Avenue,
                                                                            Miami Lakes, FL 33014
                                                                            (305) 818-8000

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell or offer these securities until the registration statement filed + +with the Securities and Exchange Commission is effective. This prospectus is + +not an offer to sell these securities and we are not soliciting an offer to +
+buy these securities in any state where the offer is not permitted.           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 21, 2001

PROSPECTUS

                                 Exchange Offer
             of $160,000,000 11 3/4% Series B Senior Secured Notes
                                      for
          $160,000,000 11 3/4% Series A Senior Secured Notes due 2011
                                       of
                             Elizabeth Arden, Inc.

                                   --------

MATERIAL TERMS OF THE EXCHANGE OFFER

  . Expires at 5:00 p.m., New York City time, on     , 2001, unless extended.

  . The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or applicable interpretation of the staff of the Securities and Exchange Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

  . All Series A notes that are validly tendered and not validly withdrawn will be exchanged.

  . Tenders of Series A notes may be withdrawn at any time prior to the expiration of the exchange offer.

  . The terms of the Series B notes to be issued in the exchange offer are substantially identical to the Series A notes that we issued on January 23, 2001, except for certain transfer restrictions, registration rights and additional interest.

  . The Series A notes are, and the Series B notes will be, fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by FD Management, Inc., DF Enterprises, Inc., FFI International, Inc. and Elizabeth Arden GmbH.

                                   --------

  Consider carefully the "Risk Factors" beginning on page 9 of this prospectus.

                                   --------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   --------

                   The date of this prospectus is     , 2001

                                 ------------

                               TABLE OF CONTENTS

                              Page
                              ----
Prospectus Summary..........    1
Risk Factors................    9
Forward-Looking Statements..   16
Where You Can Find More
 Information................   16
Incorporation by Reference..   16
The Exchange Offer..........   17
Capitalization..............   25

                                      Page
                                      ----
Unaudited Pro Forma Condensed
 Combined Financial Statements......   26
Description of the Series B Notes...   36
Certain United States Federal Income
 Tax Considerations.................   68
Plan of Distribution................   69
Legal Matters.......................   70
Independent Auditors................   70

                               PROSPECTUS SUMMARY

   The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) incorporated by reference in this prospectus. Unless the context otherwise requires:

  . ""we'', "us" and "the Company" refer to Elizabeth Arden, Inc. and its subsidiaries on a consolidated basis giving pro forma effect to the acquisition of the Elizabeth Arden Business;

  . the "Elizabeth Arden Business" refers to the Elizabeth Arden brands of skin treatment, cosmetics and fragrance products, the Elizabeth Taylor brands of fragrances and the White Shoulders fragrance brand and related assets and liabilities that the Company has recently acquired;

   pro forma data for the fiscal year ended January 31, 2000, the twelve month period ended October 31, 2000 and the nine month period ended October 31, 2000 give pro forma effect to the acquisition of the Elizabeth Arden Business, the original note offering and certain other supplemental adjustments;

  . references to shares of our common stock on a "fully diluted basis" mean currently issued and outstanding shares adjusted to reflect the conversion of all outstanding convertible securities into common stock and the exercise of all outstanding options and warrants;

  . references to "Unilever" mean Unilever, N.V., a Netherlands corporation, and its subsidiaries, including Conopco, Inc., a New York corporation, from whom the Company acquired the Elizabeth Arden Business; and

  . references to "notes" means both the Series A notes and the Series B notes.

                               The Exchange Offer

   On January 23, 2001, we issued in a private placement $160 million in aggregate principal amount of our 11 3/4% Series A Senior Secured Notes due 2011. We refer to this private placement as the "original note offering." We entered into a registration rights agreement with the initial purchasers of the Series A notes in which we agreed to deliver to you this prospectus. You are entitled to exchange your Series A notes in the exchange offer for Series B notes with substantially identical terms. Unless you are a broker-dealer or unable to participate in the exchange offer, we believe that the notes to be issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. You should read the discussion under the headings "The Exchange Offer" and "Description of the Series B Notes" for further information regarding the Series B notes.

                                  The Company

   We are a leading global marketer and manufacturer of prestige beauty products. We believe that we are the only prestige beauty products company with significant direct penetration in each of the mass retail, mid-tier retail and prestige department store channels in the United States. In addition, we have a significant international presence. Our portfolio of leading fragrance brands includes Elizabeth Arden's Red Door, 5th Avenue and Green Tea brands, Elizabeth Taylor's White Diamonds and Passion brands, White Shoulders, Geoffrey Beene's Grey Flannel brand, Halston, Halston Z-14, PS Fine Cologne for Men, Design and Wings by Giorgio Beverly Hills. Our skin care brands include Elizabeth Arden's Visible Difference, Ceramides, and Millenium. Our cosmetics products include lipstick, foundation and other color cosmetics products under the Elizabeth Arden brand name. In addition to the brands we own and license, we also distribute more than 75 prestige fragrance brands to mass and mid-tier retailers, providing us with a broader portfolio of brands. For the twelve-month period ended October 31, 2000, we generated pro forma net sales of $888.7 million and pro forma EBITDA (as defined on page 35) of $149.1 million.

   We sell our fragrance products in more than 35,000 separate retail locations in the United States, including mass retailers such as Wal-Mart, Target, Walgreens and CVS, mid-tier retailers such as JCPenney, Sears and Kohl's and prestige department stores such as Dillard's, The May Company, Federated Department Stores, Belk's and Nordstrom. In the United States, we currently sell our skin care and cosmetic products primarily in prestige department stores. We also sell our Elizabeth Arden brands of fragrances, skin care and cosmetics products in over 90 other countries worldwide through perfumeries, boutiques and department stores, and through travel retail outlets such as duty free shops and airport boutiques.

   We provide a portfolio of products and value-added services to our customers that uniquely position us to capitalize on the strong demand for prestige beauty products among all distribution channels in the United States. We distinguish ourselves from other prestige beauty companies by offering a large selection of brands and tailoring the marketing, promotion, size and packaging of our products to suit each of our targeted channels. For example, we sometimes sell our fragrances in prestige department stores as part of a gift set comprised of a large bottle of fragrance and complementary products, whereas when selling gift sets through mass or mid-tier retailers we might include a smaller bottle of fragrance and fewer or no complementary products. This enables us to reach a wide range of consumers while maintaining the products' prestige image. We also provide our customers with value-added services, including category and inventory management and fulfillment services that our competitors do not typically provide. We believe that the breadth of products and level of services we provide has enabled us to gain a leading share of the mass and mid-tier retail prestige beauty products markets in particular, and to become an important and valued supplier for many of our customers. For example, each of JCPenney and Wal-Mart designated us as their Supplier of the Year in our category in 1999.

                              Recent Developments

   On January 23, 2001, we acquired certain assets relating to the Elizabeth Arden prestige fragrance, cosmetic and skin care lines, and the Elizabeth Taylor and White Shoulders fragrance lines (the "Elizabeth Arden Business") from Unilever N.V. and its affiliates. The purchase consideration included approximately $190 million in cash (subject to certain post-closing adjustments) plus certain assumed liabilities and $50 million in aggregate liquidation preference of our Series D convertible preferred stock. We funded the cash portion of the acquisition price for the Elizabeth Arden Business and the related fees and expenses, as well as the refinancing of our existing revolving credit facility, with: (1) the proceeds from the original note offering and (2) borrowings by us under a new revolving credit facility.

                                       * * *

   Our executive offices are located at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014 and our telephone number is (305) 818-8000.

                   Summary of the Terms of the Exchange Offer

   The exchange offer relates to the exchange of up to $160 million aggregate principal amount of Series A notes for an equal aggregate principal amount of Series B notes. On January 23, 2001, we issued and sold $160 million in aggregate principal amount of the Series A notes in a private placement. The form and terms of the Series B notes are substantially the same as the form and terms of the Series A notes, except that the Series B notes have been registered under the Securities Act of 1933 and will not bear legends restricting their transfer. We issued the Series A notes under an indenture which grants you certain rights. The Series B notes also will be issued under that indenture and you will have the same rights under the indenture as the holders of the Series A notes. See "Description of the Series B Notes."

Registration Rights           You are entitled under the registration rights
Agreement...................  agreement to exchange your Series A notes for
                              Series B notes with substantially identical terms. The exchange offer is intended to satisfy these rights. After the exchange offer is complete, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your Series A notes.

                              The registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradeable registered notes in the exchange offer or you are ineligible to participate in the exchange offer and indicate that you wish to have your Series A notes registered under the Securities Act. See "The Exchange Offer--Procedures for Tendering."

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of 11 3/4% Series B Senior Secured Notes due 2011, which have been registered under the Securities Act, for each $1,000 principal amount of 11 3/4% Series A Senior Secured Notes due 2011 which were issued on January 23, 2001 in a private placement. In order to be exchanged, a note must be properly tendered and accepted. All Series A notes that are validly tendered and not validly withdrawn will be exchanged.

                              As of this date, there are $160 million aggregate principal amount of Series A notes outstanding.

                              We will issue the Series B notes promptly after the expiration of the exchange offer.

Resales of the Series B       We believe that Series B notes to be issued in
Notes.......................  the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

                                 (1) the Series B notes are acquired by you in
                              the ordinary course of your business;

                                 (2) you are not engaging in and do not intend
                              to engage in a distribution of the Series B notes;

                                 (3) you do not have an arrangement or
                              understanding with any person to participate in the distribution of the Series B notes; and

                                 (4) you are not an affiliate of ours, as that
                              term is defined in Rule 405 under the Securities Act.


                              If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any registered note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                              Each broker-dealer that is issued notes in the exchange offer for its own account in exchange for Series A notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Series B notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer the Series B notes.

Expiration Date.............  The exchange offer will expire at 5:00 p.m., New
                              York City time, on     , 2001, unless we decide
                              to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it
                              beyond     , 2001.

Conditions to the Exchange    The only conditions to completing the exchange
Offer.......................  offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See
                              "The Exchange Offer--Conditions."

Procedures for Tendering
 Series A Notes Held in the
 Form of Book-Entry
 Interests..................
                              The Series A notes were issued as global securities in fully registered form without coupons. Beneficial interests in the Series A notes which are held by direct or indirect participants in The Depository Trust Company through certificateless depositary interests are shown on, and transfers of the Series A notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                              If you are a holder of a note held in the form of a book-entry interest and you wish to tender your note for exchange pursuant to the exchange offer, you must transmit to HSBC Bank USA, as exchange agent, on or prior to the expiration of the exchange offer either:

                              . a written or facsimile copy of a properly
                                completed and executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or

                              . a computer-generated message transmitted by
                                means of DTC's Automated Tender Offer Program system and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                              The exchange agent must also receive on or prior to the expiration of the exchange offer either:

                              . a timely confirmation of book-entry transfer of
                                your notes into the exchange agent's account at DTC, in accordance with the procedure for book-entry transfers described in this prospectus under the heading "The Exchange Offer--Book-Entry Transfer," or

                              . the documents necessary for compliance with the
                                guaranteed delivery procedures described below.

                              A letter of transmittal accompanies this prospectus. By executing the letter of transmittal or delivering a computer-generated message through DTC's Automated Tender Offer Program system, you will represent to us that, among other things:

                              . the Series B notes to be acquired by you in the
                                exchange offer are being acquired in the ordinary course of your business;

                              . you are not engaging in and do not intend to
                                engage in a distribution of the Series B notes;

                              . you do not have an arrangement or understanding
                                with any person to participate in the
                                distribution of the Series B notes; and

                              . you are not our affiliate.

Procedures for Tendering
 Certificated Series A
 Notes......................
                              If you are a holder of book-entry interests in the Series A notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes which are in equal principal amounts to your book-entry interests. See "Description of the Registered Notes--Form of Registered Notes." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated Series A notes prior to the expiration of the exchange offer, you must tender your certificated Series A notes in accordance with the procedures described in this prospectus under the heading "The Exchange Offer--Procedures for Tendering-- Certificated Series A Notes."

Special Procedures for
 Beneficial Owner...........
                              If you are the beneficial owner of Series A notes and they are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Series A notes, you should promptly contact the person in whose name your Series A notes are registered and instruct that person to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the Series A notes in your name or obtain a properly completed bond power from the person in whose name your Series A notes are registered. The transfer of registered ownership may take considerable time. See "The Exchange Offer--Procedures for Tendering--Procedures
                              Applicable to All Holders."

Guaranteed Delivery           If you wish to tender your Series A notes and:
Procedures..................

                                 (1) they are not immediately available;

                                 (2) time will not permit your Series A notes
                              or other required documents to reach the exchange agent before the expiration of the exchange offer; or

                                 (3) you cannot complete the procedure for
                              book-entry transfer on a timely basis,

                              you may tender your Series A notes in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery Procedures."

Acceptance of Series A
 Notes and Delivery of
 Series B Notes.............
                              Except under the circumstances described above under "Conditions to the Exchange Offer," we will accept for exchange any and all Series A notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The Series B notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal..................  You may withdraw the tender of your Series A notes at any time prior to 5:00 p.m., New York City time, on the expiration date. We will return to you any Series A notes not accepted for exchange for any reason without expense to you as promptly as we can after the expiration or termination of the exchange offer.

Exchange Agent..............  HSBC Bank USA is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to    If you do not participate in the exchange offer,
Exchange....................  upon completion of the exchange offer, the liquidity of the market for your Series A notes could be adversely affected. See "The Exchange
                              Offer--Consequences of Failure to Exchange."

Federal Income Tax            The exchange of Series A notes should not be a
Consequences................  taxable event for federal income tax purposes.
                              See "Certain United States Federal Income Tax
                              Considerations."

                   Summary of the Terms of the Series B Notes

Notes Offered...............  $160.0 million principal amount of 11 3/4% Series
                              B Senior Secured Notes due 2011.

Maturity Date...............  February 1, 2011.

Interest Rate and Payment     Interest on the notes will accrue at the rate of
Dates.......................  11 3/4% per annum, payable semiannually in cash in arrears on each February 1 and August 1, commencing on August 1, 2001.

Optional Redemption.........  On or after February 1, 2006, we may redeem the notes at the redemption prices listed in "Description of the Series B Notes--Optional Redemption." Prior to February 1, 2004, we may redeem up to 35% of the notes with the proceeds of certain offerings of our common equity at the price specified in "Description of the Series B Notes--Optional Redemption."

Mandatory Offer to            If we sell certain assets and fail to use the
Repurchase..................  proceeds of those sales for specified purposes or if we experience specific kinds of changes in control, we must offer to repurchase the notes at the prices listed in "Description of the Series B
                              Notes--Repurchase at the Option of Holders."

Ranking.....................  The Series B notes will be our senior secured debt and rank equal in right of payment with all of our existing and future senior debt, except to the extent of any security interest securing that debt, and senior to all of our existing and future subordinated debt.

Security....................  The Series B notes will be secured by a first priority lien against certain of the assets of the Elizabeth Arden Business, primarily consisting of intellectual property. For additional details, see "Description of the Series B Notes--Security."

Basic Covenants.............  We will issue the Series B notes under the indenture with HSBC Bank USA, as trustee under which we issued the Series A notes. The indenture governing the Series B notes, among other things, restricts our ability to:

                              . pay dividends or make certain other restricted
                                payments;

                              . borrow money;

                              . incur liens;

                              . sell certain assets or merge with or into other
                                companies;

                              . enter into transactions with affiliates; and

                              . make certain investments.

                              For more details, see "Description of the Series B Notes--Certain Covenants" and "Description of the Series B Notes--Repurchase at the Option of Holders--Asset Sales."

Registration Rights.........  If the exchange offer is not completed by April
                              24, 2001, then we will use our best efforts to cause to become effective a shelf registration statement with respect to the resale of the Series A notes and to keep the shelf registration statement effective until two years after the date of the original issuance of the Series A notes.

                              If

                                 (1) we fail to file the shelf registration
                              statement with the Commission (if we are obligated to do so) on or prior to 90 days after such filing obligation arises; or

                                 (2) this registration statement is not
                              declared effective by the Commission on or prior to July 23, 2001 or any shelf registration statement is not declared effective by the Commission on or prior to 180 days after such filing obligation arises; or

                                 (3) we fail to issue on or prior to 30
                              business days, or longer, if required by applicable securities laws or stock exchange rules, after the date on which this registration statement is declared effective by the Commission, Series B notes in exchange for all Series A notes tendered in the exchange offer; or

                                 (4) the shelf registration statement or this
                              registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities (as defined in the registration rights agreement) during the periods specified in the registration rights agreement (each a "registration default"), we will pay liquidated damages to each holder of notes, with respect to the first 90-day period immediately following the occurrence of any registration default, in an amount equal to $0.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of $0.50 per week per $1,000 principal amount of notes. Following the cure of all registration defaults, liquidated damages will cease to accrue.

                              This additional interest will be payable in cash semiannually in arrears on February 1 and August
                              1. See "Description of the Registered Notes-- Principal, Maturity and Interest" and "The Exchange Offer--Purpose and Effect."

Form of Notes...............  The notes to be issued in the exchange offer will be represented by one or more global securities deposited with HSBC Bank USA for the benefit of DTC. You will not receive notes in certificated form unless one of the events set forth under the heading "Description of the Series B Notes--Form of Series B Notes" occurs. Instead, beneficial interests in the notes to be issued in the exchange offer will be shown on, and transfer of these interests will be effected only through, records maintained in book-entry form by DTC with respect to its participants.

Use of Proceeds.............  We will not receive any cash proceeds upon completion of the exchange offer.

   You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer and investing in the notes.

                                  RISK FACTORS

   An investment in the Series B notes involves a high degree of risk. You should consider carefully the following risk factors, in addition to the other information set forth in this prospectus, before deciding to participate in the exchange offer. The factors set forth below, however, are generally applicable to the Series A notes, as well as the Series B notes. Any reference to "notes" in this prospectus refers to both Series A notes and Series B notes, unless the context otherwise requires.

Risks related to the notes

Our substantial debt could impair our financial condition and our ability to fulfill our debt obligations.

   We incurred a significant amount of indebtedness in connection with the acquisition of the Elizabeth Arden Business. The following chart sets forth certain significant credit statistics and is presented assuming we had completed the original note offering and the Arden acquisition as of the dates or at the beginning of the periods specified below, and applied the proceeds as intended:

                                                             At October 31, 2000
                                                             -------------------
                                                                 (dollars in
                                                                  millions)
Total debt..................................................       $413.6
Shareholders' equity........................................       $103.4
Debt to equity ratio........................................          3.9x

                                     For the Year Ended For the Twelve Months
                                      January 31, 2000  Ended October 31, 2000
                                     ------------------ ----------------------
Ratio of earnings to fixed charges
 (including preferred stock)........       2.59x                3.31x

   In addition, on a pro forma basis, after giving effect to the original note offering and the use of proceeds therefrom and the Arden acquisition, as of October 31, 2000, we had approximately $80 million of unused availability under our new credit facility. Subject to the restrictions in our new credit facility, the indenture governing the notes and our existing indentures, we may incur significant additional indebtedness, which may be secured.

   Our substantial indebtedness could have important consequences to you. For example, it could:

  . make it more difficult for us to satisfy our obligations with respect to the notes;

  . increase our vulnerability to general adverse economic and industry conditions;

  . limit our ability to fund future working capital, capital expenditures, and other general corporate requirements;

  . require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate requirements;

  . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  . place us at a competitive disadvantage compared to our competitors that have less debt; and

  . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds and pay dividends. Moreover, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

We may be unable to generate sufficient cash flow to service our debt.

   Our future cash flow may be insufficient to meet the payment obligations under the notes. Our ability to pay or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control.

   If we are unable to meet our debt service obligations, we could be forced to restructure or refinance our indebtedness, seek additional equity capital or sell assets. We may be unable to obtain financing or sell assets on satisfactory terms, or at all.

   In addition, subject to the restrictions and limitations contained in our new credit facility, the indenture governing the notes and our existing indentures, we may incur significant additional indebtedness, which could adversely affect our operating cash flow and our ability to service indebtedness.

Restrictive covenants in the new credit facility, the indenture governing the notes and our existing indentures may reduce our operating flexibility.

   The indenture governing the notes and our existing indentures currently contain, various covenants that limit our ability to engage in certain transactions. Our new credit facility also requires us to maintain specified financial ratios and satisfy other financial conditions. Our ability to meet those financial ratios and conditions can be affected by events beyond our control, and therefore we may be unable to meet those ratios and conditions. Our breach of any of these covenants or our failure to meet any of these ratios or conditions could result in a default under our new credit facility, the notes and/or our other indebtedness any of which could cause defaults under other of our indebtedness. Upon the occurrence of an event of default under our new credit facility, the lenders could elect to declare all amounts outstanding under our new credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness, which would constitute an event of default under the indenture. If the lenders under our new credit facility accelerate the repayment of borrowings, we may not have sufficient assets to repay our new credit facility and our other indebtedness, including the notes. Similarly, upon the occurrence of an event of default under the indentures, a majority in principal amount of the holders of the notes could elect to declare all amounts outstanding under the indentures to be immediately due and payable. If we were unable to repay amounts due on the notes, the trustee would have the right to proceed against the collateral granted to it to secure the notes.

We may have inadequate collateral to satisfy payments on the notes.

   The notes are secured by a first priority lien against certain of the assets of the Elizabeth Arden Business, primarily intellectual property. The new credit facility is secured by our domestic receivables and inventory. We did not prepare any appraisals of the collateral in connection with the original note offering. The value of and ability to foreclose on this collateral in the event of a liquidation of our company will depend on market and economic conditions, the availability of buyers, foreign laws relating to the liquidation of collateral and other factors beyond our control. As a result, the proceeds of any sale of the note collateral following a default may not be sufficient to satisfy payments due on the notes. If the proceeds were not sufficient to repay all amounts due on the notes, then you (to the extent not repaid from those proceeds) would have only an unsecured claim against our remaining assets. Other creditors, including the lenders under the new credit facility, may have secured claims against other remaining assets.

The trustee under the indenture may be unable to foreclose on the collateral securing the notes and pay you the amount due on the notes.

   Under the indenture governing the notes, if an event of default occurs, including defaults in payment of interest, principal or premium, if any, on the notes when due at maturity or otherwise, the trustee may accelerate the notes and, among other things, initiate proceedings to foreclose on the collateral securing the notes. The right of the trustee to repossess and dispose of the collateral after the occurrence of an event of default is likely to be significantly impaired by applicable bankruptcy laws if a bankruptcy proceeding were to be commenced by us or against us prior to the trustee having repossessed and disposed of the collateral. For example, under applicable U.S. bankruptcy laws, a secured creditor is prohibited from repossessing and selling its security from a debtor in a bankruptcy case without bankruptcy court approval. Moreover, with respect to collateral in jurisdictions outside the U.S., the trustee's ability to foreclose may further be impaired by both local laws and defects with respect to perfection of security interests in those jurisdictions. Under any of these circumstances, you may not be fully compensated for your investment in the notes in the event of a default.

We may be unable to purchase the notes upon a change of control.

   Upon the occurrence of "change of control" events specified in the "Description of the Series B Notes," you may require us to purchase your notes at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. The terms of our new credit facility limit our ability to purchase your notes in those circumstances. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may be unable to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under the new credit facility and other indebtedness with similar restrictions. We may not have the financial resources to purchase your notes, particularly if a change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Our new credit facility currently provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness under our new credit facility.

The notes may not be enforceable under federal and state fraudulent conveyance laws that allow courts, under certain circumstances, to void guarantees and require the return of payments received from guarantors.

   Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of our obligations under the notes or subordinate our obligations under the notes to other existing, and future indebtedness if, among other things, we, at the time we incurred the indebtedness evidenced by the notes:

  . received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

  . were insolvent or rendered insolvent by reason of such incurrence;

  . were engaged in a business or transaction for which our remaining assets constituted unreasonably small capital; or

  . intended to incur, or believed that we would incur, debts beyond our ability to pay such debts as they mature.

   The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

  . the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

  . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

  . it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, we will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Risks related to our business

If we are unable to successfully integrate the Elizabeth Arden Business into our business we could incur unanticipated costs, our operations could be disrupted and our ability to pay principal and interest on the notes may be impaired.

   Our acquisition of the Elizabeth Arden Business will significantly increase our size and geographic scope of operations. Our ability to integrate the Elizabeth Arden Business with our existing business will determine, to a significant extent, the future success of our business, and thus our ability to pay principal and interest on the notes. Our integration strategies are subject to numerous conditions beyond our control, including the possibility of adverse general and regional economic conditions, general negative industry trends and competition. We may be unable to achieve the anticipated synergies from the acquisition.

   The successful integration of the Elizabeth Arden Business will require us to, among other things, attract and hire key employees from the Elizabeth Arden Business who at the completion of the Arden acquisition may not be our employees, and instead may be leased to us pursuant to a lease agreement with Unilever. These employees may decide not to work for us. Our future performance will depend, in part, on our ability to successfully integrate these new employees into our company. Our failure to hire these new employees could disrupt our ongoing business.

   We have not previously undertaken an acquisition of this size and complexity. As a result, we will need to determine the extent to which our management information systems are compatible with those of the Elizabeth Arden Business and implement any modifications necessary to successfully integrate the two systems. As a result, the Arden acquisition will require additional attention from, and place substantial demands upon, our senior management, which may divert their attention from and make it more difficult for them to manage our business.

Because our arrangements with our manufacturers, suppliers or customers are generally informal, we may be subject to increased costs, delays or other disruptions to our business if these arrangements were changed or terminated.

   We do not have long-term or exclusive contracts with any of our customers and generally do not have long-term or exclusive contracts with our manufacturers or suppliers. Our suppliers of distributed brands, which brands represented approximately 26% of our pro forma net sales for the fiscal year ended January 31, 2000, generally can, at any time, elect to supply products to our customers directly or through another distributor. Our suppliers of distributed brands may also choose to reduce or eliminate the volume of their products distributed by us. If we were to lose any of our key suppliers or customers, or if our relationship with any one of them were to change, our revenues and growth could suffer.

   We do not own or operate any significant manufacturing facilities. We use third-party manufacturers and suppliers to manufacture certain of our products. We currently obtain these products from a limited number of manufacturers and other suppliers. If we were to experience delays in the delivery of the finished products or the raw materials or components used to make such products, our reputation and ability to generate revenues could suffer.

If we are unable to protect our intellectual property rights our ability to compete could be negatively impacted.

   The market for our products depends to a significant extent upon the goodwill associated with our trademarks and trade names. We own, or have licenses to use, all of the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our major products both in the United States and in other countries where such products are principally sold. Therefore, trademark and trade name protection is important to our business. Although most of our trademarks are registered in the United States and in certain foreign countries in which we operate, we may not be successful in asserting trademark or trade name protection. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our trademarks and trade names may be substantial.

   We currently hold certain patents with respect to the formulation or manufacture of a number of our products and we protect our packaging and component concepts through design patents, although we do not consider any single patent to be material to the conduct of our business. When legally permissible and appropriate, we file applications to obtain patents in the United States and in foreign countries in which we operate. We cannot assure you that any patents will issue as a result of our pending or future patent applications, or that existing or future patents will afford adequate protection against our competitors.

   We currently hold exclusive license rights to use the "Elizabeth Taylor" name on certain of our beauty products pursuant to a license agreement with the Elizabeth Taylor Cosmetics Company. In addition to customary termination provisions and events of default, the Taylor license agreement provides that if we fail to cure a default under our new credit facility within 10 days of written notice of that default, the license can be terminated. The termination of our rights under the Taylor license would adversely affect our results of operations.

   Other parties may infringe on our intellectual property rights and may thereby dilute our brand in the marketplace. Any such infringement of our intellectual property rights would also likely result in a commitment of our time and resources to protect these rights through litigation or otherwise. Similarly, other parties may infringe on intellectual property rights which we are licensed to use. Where we operate under a license, the protection of the trademarks that are the subject of that license may be the responsibility of the licensor and, therefore, we may be unable to control the protection of those trademarks or prevent dilution in the marketplace of those brands. We may infringe on others' intellectual property rights. One or more adverse judgments with respect to these intellectual property rights could negatively impact our ability to compete.

If we are unable to secure additional brands or distribution arrangements, the growth of our business could be impaired.

   Our business strategy contemplates the continued increase of our portfolio of owned or licensed brands and distributed brands. Currently, we have no agreements or commitments to obtain additional brands (other than those included in the Arden acquisition) or to enter into exclusive or non-exclusive distribution arrangements. We may be unsuccessful in identifying, negotiating and consummating such acquisitions or arrangements on terms acceptable to us, or at all, which could hinder our ability to increase revenues and build our business.

If we are unable to secure additional working capital in the future, our implementation of our business plan may be impaired and our growth may be hindered.

   Our working capital requirements have been and will continue to be significant. To date, we have financed and expect to continue to finance our working capital requirements primarily through internally generated funds and our credit facility. Excluding additional working capital requirements that may result from future acquisitions or new product distribution arrangements, we believe that internally-generated funds and financing available under the credit facility will be sufficient to fund our working capital needs for at least the next twelve months. Our future expansion through acquisitions or new product distribution arrangements, if any, will depend upon the capital resources available to us. We may be unable to obtain additional financing for these purposes or on terms acceptable to us or at all.

Our quarterly results of operations fluctuate due to seasonality and other factors.

   We generate much of our sales and income from operations during the second half of our fiscal year as a result of increased demand by retailers in anticipation of and during the holiday season. For example, in fiscal 2000, we generated more than 68% of our pro forma net sales during the second half of the fiscal year. Any substantial decrease in sales during that period likely would harm our business, financial condition and results of operations. Similarly, our working capital needs are greater during the second half of the fiscal year. In addition, our sales and profitability may vary from quarter to quarter as a result of a variety of factors, including the timing of customer orders and additions or losses of brands or distribution rights.

If we are unable to compete effectively, our revenues may decline and we may be unable to sustain profitability.

   The beauty industry is highly competitive and at times changes rapidly due to consumer preferences and industry trends. We compete primarily with global prestige beauty companies, some of whom have significantly greater resources than we have. Our products compete for consumer recognition and shelf space with products that have achieved significant international, national and regional brand name recognition and consumer loyalty. Our products also compete with new products that often are accompanied by substantial promotional campaigns. These factors, as well as demographic trends, economic conditions, discount pricing strategies by competitors and direct sales by manufacturers to our customers, could result in increased competition and could harm our business, financial condition and results of operations.

If we are unable to retain key executives and other personnel our growth may be hindered.

   Our success is largely dependent on the performance of our management team and other key personnel. Our future operations could be harmed if any of our senior executives or other key personnel ceased working for us. We are particularly dependent on E. Scott Beattie, our Chairman, President and Chief Executive Officer and Paul West, our Executive Vice President and Chief Operating Officer. We currently have no employment contracts with Messrs. Beattie and West, and as a result, may be unable to maintain their services.

We may be forced to change the manner in which we price the products we acquired in the Arden acquisition which could have an adverse impact on our business in the future.

   In June 2000, Unilever and other cosmetics manufacturers were served with an amended complaint in proceedings pending in the Superior Court of California in Marin County. The amended complaint alleges that cosmetic manufacturers conspired with each other and with certain large California department stores to fix retail prices for "high-end" cosmetics. The action was brought as a class action on behalf of all the residents of the State of California who purchased cosmetics from the defendant department stores in the four years prior to the filing of the original complaint in the fall of 1998.

   Under the terms of the Arden acquisition, Unilever retains the conduct of, and liability for, this lawsuit. Furthermore, we have been indemnified by Unilever for any and all damages the Elizabeth Arden Business incurs as a result of this lawsuit in respect of conduct occurring prior to the Arden acquisition. Should the plaintiffs prevail in this matter, there can be no assurance that such outcome would not require us to change the pricing of products acquired in the Arden acquisition or that such outcome would not have a material and adverse impact on our operations and results on a going forward basis.

We are subject to risks related to our international operations.

   The acquisition of the Elizabeth Arden Business will greatly increase our business in foreign countries and subject us to risks customarily associated with foreign operations, including:

  . currency fluctuations;

  . import and export license requirements;

  . trade restrictions;

  . changes in tariffs and taxes;

  . restrictions on repatriating foreign profits back to the United States;

  . unfamiliarity with foreign laws and regulations; or

  . difficulties in staffing and managing international operations.

Fluctuations in foreign exchange rates could adversely affect our results of operations.

   Our functional currency is the U.S. dollar. Our debt, interest expense and a significant portion of our overhead expenses are denominated in U.S. dollars. However, approximately 28% of our pro forma net sales for the fiscal year ended January 31, 2000, are denominated in currencies other than the U.S. dollar. A significant weakening of the currencies in which we generate sales relative to the U.S. dollar may adversely affect our ability to meet our U.S. dollar obligations. In addition, our results of operations are reported in U.S. dollars. A weakening of the currencies in which we generate sales relative to the U.S. dollar will cause our reported results to decline.

   In all jurisdictions in which we operate, we are also subject to laws and regulations that govern foreign investment, foreign trade and currency exchange transactions. These laws and regulations may limit our ability to repatriate cash as dividends or otherwise to the United States and may limit our ability to convert foreign currency cash flows into U.S. dollars. Outside the United States, our sales and costs are denominated in a variety of currencies including the euro, British pound, Swiss franc and Australian dollar. A weakening of the currencies in which we generate sales relative to the currencies in which our costs are denominated may decrease our operating profits and cash flows. The recent decline in many European currencies relative to the U.S. dollar has adversely affected our results of operations when translated according to U.S. generally accepted accounting principles.

The liquidity of any market for the Series A notes could be adversely affected after completion of the exchange offer. In addition, there may be no active trading market for the Series B notes to be issued in the exchange offer.

   There has been no public market for the Series A notes. If most holders of the Series A notes tender their notes in the exchange offer, the liquidity for the Series A notes not tendered in the exchange offer could be adversely affected upon completion of the exchange offer. In addition, we cannot assure you with respect to:

      (1) the liquidity of any market for the Series B notes that may develop,

      (2) your ability to sell Series B notes or

      (3) the price at which you will be able to sell those Series B notes.

If a public market were to exist, the Series B notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes, and our financial performance. We do not intend to list the Series B notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the Series B notes is currently anticipated. Credit Suisse First Boston Corporation and Fleet Securities, Inc., the initial purchasers of the Series A notes, have advised us that they currently anticipate making a secondary market for the Series B notes, but they are not obligated to do so. We cannot assure you that an active or liquid public trading market will develop for the Series B notes.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file reports, proxy statements and other information with the Commission. Our Commission filings are also available over the Internet at the Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at l-800-SEC-0330 to obtain information on the operation of the public reference room. We have filed with the Commission a Registration Statement on Form S-4 with respect to the Series B notes. This prospectus, which is a part of the registration statement, omits certain information included in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document, we refer you to such exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety to such reference.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "projection" and other similar expressions to identify some forward-looking statements, but not all forward-looking statements include these words. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to the key factors described under the caption "Risk Factors" and elsewhere in this prospectus and as described in the documents incorporated by reference herein.

   We caution that the factors described in this prospectus could cause actual results to differ materially from those expressed in any of our forward-looking statements and that investors should not place undue reliance on those statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors that could cause our business not to develop as we expect emerge from time to time, and it is not possible for us to predict all of them. Further, we cannot assess the impact of each currently known or new factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                           INCORPORATION BY REFERENCE

   The Commission allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the Commission may update and supersede the information we incorporate by reference. We incorporate by reference the following documents:

     (1) Our Form 10-K for the year ended January 31, 2000;

     (2) Our Form 10-Q for the quarter ended April 30, 2000;

     (3) Our Form 10-Q for the quarter ended July 31, 2000;

     (4) Our Form 10-Q for the quarter ended October 31, 2000;

     (5) Our Current Reports on Form 8-K filed on October 31, 2000, January 9, 2001 and February 7, 2001, and

     (6) Our Proxy Statement filed with the Commission on December 12, 2000.

                               THE EXCHANGE OFFER

Purpose and Effect

   We issued the Series A notes on January 23, 2001, in a private placement. In connection with this issuance, we entered into the indenture and the registration rights agreement. These agreements require that we file a registration statement under the Securities Act with respect to the Series B notes to be issued in the exchange offer and, upon the effectiveness of the registration statement, offer to you the opportunity to exchange your Series A notes for a like principal amount of Series B notes. These Series B notes will be issued without a restrictive legend and, except as set forth below, may be reoffered and resold by you without registration under the Securities Act. After we complete the exchange offer, our obligations with respect to the registration of the Series A notes and the Series B notes will terminate. A copy of the indenture relating to the notes and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We refer to this indenture in this prospectus as the "indenture."

   Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, if you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or a broker-dealer referred to in the next paragraph, we believe that Series B notes to be issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This interpretation, however, is based on your representation to us that:

     (1) the Series B notes to be issued to you in the exchange offer are acquired in the ordinary course of your business;

     (2) you are not engaging in and do not intend to engage in a distribution of the Series B notes to be issued to you in the exchange offer; and

     (3) you have no arrangement or understanding with any person to participate in the distribution of the Series B notes to be issued to you in the exchange offer.

   If you tender in the exchange offer for the purpose of participating in a distribution of the Series B notes to be issued to you in the exchange offer, you cannot rely on this interpretation by the staff of the Commission. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives Series B notes in the exchange offer for its own account in exchange for Series A notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those Series B notes. See "Plan of Distribution."

   If you will not receive freely tradeable Series B notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing certain additional necessary information, to have your Series A notes registered in a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to keep the shelf registration statement effective for a period of two years following the date of original issuance of the Series A notes or such shorter period that will terminate when all of the Series A notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. Other than as set forth in this paragraph, you will not have the right to require us to register your Series A notes under the Securities Act. See "--Procedures for Tendering."

Consequences of Failure to Exchange

   After we complete the exchange offer, if you have not tendered your Series A notes, you will not have any further registration rights, except as set forth above. Your Series A notes will continue to be subject to certain restrictions on transfer. Therefore, the liquidity of the market for your Series A notes could be adversely affected upon completion of the exchange offer if you do not participate in the exchange offer.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all Series A notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of Series B notes in exchange for each $1,000 principal amount of Series A notes accepted in the exchange offer. You may tender some or all of your Series A notes pursuant to the exchange offer. However, Series A notes may be tendered only in integral multiples of $1,000 in principal amount.

   The form and terms of the Series B notes are substantially the same as the form and terms of the Series A notes, except that the notes to be issued in the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer. The Series B notes will be issued pursuant to, and entitled to the benefits of, the indenture. The indenture also governs the Series A notes. The Series B notes and the Series A notes will be deemed one issue of notes under the indenture.

   As of the date of this prospectus, $160 million in aggregate principal amount of the Series A notes were outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the Series A notes. You do not have any appraisal or dissenters' rights in connection with the exchange offer under the Florida Business Corporation Act or the indenture. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.

   We will be deemed to have accepted validly tendered outstanding notes when, as, and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the tendering holders for the purpose of receiving the Series B notes from us. If we do not accept any tendered notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return certificates for any unaccepted notes, without expense, to the tendering holder as promptly as practicable after the expiration date.

   You will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of your Series A notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses" below.

Expiration Date; Amendments

   The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2001, unless we determine, in our sole discretion, to extend the exchange offer, in which case, it will expire at the later date and time to which it is extended. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we
do not intend to extend it beyond            , 2001. If we extend the exchange
offer, we will give oral or written notice of the extension to the exchange agent and give each registered holder notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

   We also reserve the right, in our sole discretion,

     (1) to delay accepting any notes or, if any of the conditions set forth below under "--Conditions" have not been satisfied or waived, to terminate the exchange offer by giving oral or written notice of such delay or termination to the exchange agent, or

     (2) to amend the terms of the exchange offer in any manner, by complying with Rule 14e-l(d) under the Exchange Act to the extent that rule applies.

   We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to pay the consideration offered, or return the Series A notes surrendered for exchange, promptly after the termination or withdrawal of the exchange offer. We will notify you as promptly as we can of any extension, termination or amendment.

Procedures for Tendering

 Book-Entry Interests

   The Series A notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities, held by direct or indirect participants in DTC, are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

   If you hold your Series A notes in the form of book-entry interests and you wish to tender your notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date either:

     (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

     (2) a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

   In addition, in order to deliver notes held in the form of book-entry interests:

     (1) a timely confirmation of book-entry transfer of such notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to the expiration date; or

     (2) you must comply with the guaranteed delivery procedures described below.

   The method of delivery of notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or notes to us. You may request your broker, dealer, commercial bank, trust company, or nominee to effect the above transactions for you.

 Certificated Series A Notes

   Only registered holders of certificated Series A notes may tender those notes in the exchange offer. If your Series A notes are certificated notes and you wish to tender those notes for exchange pursuant to the exchange offer, you must transmit to the exchange agent on or prior to the expiration date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated notes:

     (1) the certificates representing your Series A notes must be received by the exchange agent prior to the expiration date or

     (2) you must comply with the guaranteed delivery procedures described below.

 Procedures Applicable to All Holders

   If you tender a note and you do not withdraw the tender prior to the expiration date, you will have made an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

     (1) Series A notes tendered in the exchange offer are tendered either

       (A) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

       (B) for the account of an eligible institution; and

     (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

   If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

   If the letter of transmittal is signed by a person other than you, your old notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Series A notes.

   If the letter of transmittal or any Series A notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless we waive this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to us of their authority to act on your behalf.

   We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Series A notes. This determination will be final and binding. We reserve the absolute right to reject any and all Series A notes not properly tendered or any Series A notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Series A notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

   You must cure any defects or irregularities in connection with tenders of your Series A notes within the time period we will determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Series A notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your notes will be returned to you if:

     (1) you improperly tender your Series A notes;

     (2) you have not cured any defects or irregularities in your tender; and

     (3) we have not waived those defects, irregularities or improper tender.

   The exchange agent will return your notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer.

   In addition, we reserve the right in our sole discretion to:

     (1) purchase or make offers for, or offer Series B notes for, any Series A notes that remain outstanding subsequent to the expiration of the exchange offer;

     (2) terminate the exchange offer; and

     (3) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

   The terms of any of these purchases or offers could differ from the terms of the exchange offer.

   By tendering, you will represent to us that, among other things:

     (1) the Series B notes to be acquired by you in the exchange offer are being acquired in the ordinary course of your business,

     (2) you are not engaging in and do not intend to engage in a distribution of the Series B notes to be acquired by you in the exchange offer,

     (3) you do not have an arrangement or understanding with any person to participate in the distribution of the Series B notes to be acquired by you in the exchange offer and

     (4) you are not our "affiliate," as defined under Rule 405 of the Securities Act.

   In all cases, issuance of Series B notes for Series A notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of certificates for your Series A notes or a timely book-entry confirmation of your Series A notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged Series A notes, or notes in substitution therefor, will be returned without expense to you. In addition, in the case of Series A notes, tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, the non-exchanged Series A notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

 Guaranteed Delivery Procedures

   If you desire to tender your Series A notes and your Series A notes are not immediately available or one of the situations described in the immediately preceding paragraph occurs, you may tender if:

     (1) you tender through an eligible financial institution;

     (2) on or prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us; and

     (3) the certificates for all certificated Series A notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

   The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

     (1) your name and address;

     (2) the amount of notes you are tendering; and

     (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

       (A) the certificates for all certificated Series A notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

       (B) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

       (C) any other documents required by the letter of transmittal.

Book-Entry Transfer

   The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

   If one of the following situations occur:

     (1) you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC; or

     (2) you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to the expiration date,

then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above.

Withdrawal Rights

   You may withdraw tenders of your Series A notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

   For your withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date.

   The notice of withdrawal must:

     (1) state your name;

     (2) identify the specific Series A notes to be withdrawn, including the certificate number or numbers and the principal amount of withdrawn notes;

     (3) be signed by you in the same manner as you signed the letter of transmittal when you tendered your Series A notes, including any required signature guarantees or be accompanied by documents of transfer sufficient for the exchange agent to register the transfer of the old notes into your name; and

     (4) specify the name in which the Series A notes are to be registered, if different from yours.

   We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Series A notes withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Series A notes which have been tendered for exchange but which are not exchanged for any reason will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Series A notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions

   Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue Series B notes in exchange for, any Series A notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Series A notes for exchange any of the following events shall occur:

     (1) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer; or

     (2) the exchange offer shall violate any applicable law or any applicable interpretation of the staff of the Commission.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

   In addition, we will not accept for exchange any Series A notes tendered, and no Series B notes will be issued in exchange for any of those Series A notes, if at the time the notes are tendered any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

   The exchange offer is not conditioned on any minimum principal amount of Series A notes being tendered for exchange.

Exchange Agent

   We have appointed HSBC Bank USA as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

                    By Registered or Certified Mail, by Hand
                            or by Overnight Courier:

                                 HSBC Bank USA

                             One Hanson Place

                                Lower Level

                         Brooklyn, New York 11243

                        Attention: Issuer Services

By Facsimile: (718) 488-4488                                By Telephone: (718)
                                                                  488-4475

   The exchange agent also acts as trustee under the indenture.

Fees and Expenses

   We will not pay brokers, dealers, or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person or by telephone by our officers and employees. We will pay the estimated cash expenses to be incurred in connection with the exchange offer.

Transfer Taxes

   You will not be obligated to pay any transfer taxes in connection with a tender of your Series A notes for exchange unless you instruct us to register Series B notes in the name of, or request that Series A notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

   We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Series B notes under generally accepted accounting principles.

                                 CAPITALIZATION

   The following table sets forth our consolidated cash and cash equivalents and capitalization as of October 31, 2000 on an actual basis and on a pro forma basis giving effect to the Arden acquisition, the consummation of the original note offering and the new revolving credit facility and the application of the proceeds therefrom and the repayment of working capital indebtedness under our existing revolving credit facility as if these events all occurred on October 31, 2000. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Other Indebtedness" and our financial statements and accompanying notes incorporated by reference in this prospectus.

                               As of October 31, 2000
                               -------------------------
                                Actual       Pro Forma
                               -----------  ------------
                               (dollars in millions)
Cash and cash equivalents..... $       2.1        $ 10.9(1)
                               ===========   ===========
Debt(2):
  Existing revolving credit
   facility(3)................ $      31.0           --
  New revolving credit
   facility...................         --    $      81.0
  8.84% Mortgage Notes........         5.4           5.4
  Senior Secured Notes........         --          160.0
  10 3/8% Senior Notes........       157.1         157.1
  J.P. Fragrances Debenture...         1.0           1.0
  8.5% Subordinated
   Debentures.................         6.5           6.5
  7.5% Convertible
   Subordinated Debentures....         2.6           2.6
                               -----------   -----------
      Total Debt.............. $     203.6        $413.6
                               -----------   -----------
Series D convertible
 preferred, $.01 par value
 (liquidation preference $120
 per share); 1,000,000 shares
 authorized, 416,667 issued
 and outstanding pro
 forma(4).....................         --           35.0
Shareholders' Equity:
  Convertible, redeemable
   preferred stock:
    Series B, $.01 par value
     (liquidation preference
     $.01 per share); 350,000
     shares authorized;
     264,168 shares issued and
     outstanding actual and 0
     shares outstanding on a
     pro forma basis(5)....... $       --    $       --
    Series C, $.01 par value
     (liquidation preference
     $.01 per share); 571,429
     shares authorized;
     499,870 issued and
     outstanding actual and 0
     shares outstanding on a
     pro forma basis(5).......         --            --
  Common stock, $.01 par
   value; 50,000,000 shares
   authorized, 14,219,345
   shares issued and
   outstanding actual and
   20,743,611 shares pro
   forma......................         0.1           0.2(5)
  Additional paid-in capital..        33.2          44.9(5)
  Retained earnings...........        67.9          67.9
  Treasury stock..............        (6.6)         (6.6)
                               -----------   -----------
  Total Shareholders' equity.. $      94.6        $106.4
                               -----------   -----------
      Total Capitalization.... $     298.2        $555.0
                               ===========   ===========

-------
(1) Includes approximately $8.8 million associated with the conversion price paid to the Company for the Series B and Series C convertible preferred stock redeemed. Holders of Series B convertible preferred stock converted each of their shares of Series B convertible preferred stock into 7.12 shares of our common stock at a conversion price of $3.30 per share. Substantially all of the holders of Series C convertible preferred stock converted each of their shares of Series C convertible preferred stock into one share of our common stock at a conversion price of $5.25 per share.
(2) Includes short-term and long-term debt.
(3) At December 31, 2000, we had no borrowings outstanding under our existing revolving credit facility.
(4) We issued the Series D convertible preferred stock to Unilever as part of the purchase price for the Arden acquisition.
(5) On October 30, 2000, we sent an irrevocable notice of redemption to holders of our Series B and Series C convertible preferred stock. Substantially all holders converted their shares into shares of our common stock which increased our outstanding common stock by approximately 2.4 million shares. The conversion of the Series B and Series C convertible preferred stock increased our additional paid-in capital, but did not otherwise affect our total shareholders' equity or our total capitalization.

                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

   The unaudited pro forma condensed combined balance sheet as of October 31, 2000 gives effect to the acquisition of the Elizabeth Arden Business, the completion of the original note offering and the entering into of the new credit facility and the application of those proceeds and borrowings as if such transactions had occurred on October 31, 2000. The unaudited pro forma and adjusted pro forma condensed combined statements of income for the year ended January 31, 2000, for the nine months ended October 31, 2000, and for the twelve months ended October 31, 2000 give effect to the acquisition, the completion of the original note offering and the entering into of the new credit facility and the application of those proceeds and borrowings as if such transactions occurred at the beginning of the period presented. Note that the fiscal year of the Elizabeth Arden Business ends on December 31 as compared with our January 31 year-end.

   The pro forma adjustments related to the purchase price allocation and financing of the Elizabeth Arden Business are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Subsequent revisions to the preliminary purchase price allocation, the financing and any charges that may be taken in connection with the acquisition of the Elizabeth Arden Business may have a significant impact on our results of operations and financial condition.

   Footnote (h) to the unaudited pro forma statement of income, includes a supplemental adjustment to selling, general and administrative expense to reflect management's estimates of the incremental overhead necessary for us to operate the Elizabeth Arden Business. Although we believe that this supplemental adjustment is appropriate to reflect the ongoing operations after the acquisition of the Elizabeth Arden Business, the supplemental adjustment represents "forward-looking" information and is subject to uncertainties. Our actual results may differ materially from these projections.

   We do not as a matter of course make public projections as to future sales, earnings, or other results. However, management has prepared the prospective financial information described above to more appropriately reflect operating expenses of the Elizabeth Arden Business. This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information but, in the view of management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and present, to the best of management's knowledge and belief, the expected expenses of operating the Elizabeth Arden Business. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus are cautioned not to place undue reliance on the prospective financial information.

   Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

   The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by the management of the Company as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

   The Company does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, the Company does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

   The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto, the historical consolidated financial statements of French Fragrances and related notes thereto incorporated by reference in this prospectus, and the historical financial statements of the Elizabeth Arden Business and related notes thereto incorporated by reference in this prospectus.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of October 31, 2000
                             (dollars in thousands)

                                     Elizabeth
                                       Arden                 Arden
                           Company    Business            Acquisition     Offering
                          Historical Historical Combined  Adjustments    Adjustments    Pro Forma
                          ---------- ---------- --------  -----------    -----------    ---------
Assets:
Cash and cash
 equivalents............   $  2,109        --   $  2,109        --        $  8,831 (d)  $ 10,940
Accounts Receivable,
 net....................    149,592        --    149,592        --             --        149,592
Inventories.............    125,986   $ 90,900   216,886        --             --        216,886
Advances on inventory
 purchases..............      1,892        --      1,892        --             --          1,892
Prepaid expense and
 other assets...........      9,058        600     9,658        --             --          9,658
                           --------   --------  --------   --------       --------      --------
  Total current assets..    288,637     91,500   380,137        --           8,831       388,968

Property and equipment,
 net....................     22,105     21,500    43,605        --             --         43,605
Other assets:
Exclusive brand licenses
 and trademarks.........     44,174        --     44,174        --             --         44,174
Senior debt offering
 costs, net.............      3,543        --      3,543        --          16,197 (e)    19,740
Deferred income taxes,
 net....................      3,337        --      3,337        --             --          3,337
Other intangibles and
 other assets...........      6,240        --      6,240   $152,895 (a)        --        159,135
                           --------   --------  --------   --------       --------      --------
  Total other assets....     57,294        --     57,294    152,895         16,197       226,386
                           --------   --------  --------   --------       --------      --------
  Total assets..........   $368,036   $113,000  $481,036   $152,895       $ 25,028      $658,959
                           ========   ========  ========   ========       ========      ========
Liabilities and
 Shareholders' Equity:
Current Liabilities:
Short-term debt.........   $ 30,995        --   $ 30,995        --        $ 49,992 (f)  $ 80,987
Accounts Payable-trade..     49,878        --     49,878        --             --         49,878
Other payables and
 accrued expenses.......     20,009   $ 19,100    39,109   $ 15,000 (b)        --         54,109
Current portion of long-
 term debt..............      1,145        --      1,145        --             --          1,145
                           --------   --------  --------   --------       --------      --------
  Total current
   liabilities..........    102,027     19,100   121,127     15,000         49,992       186,119
                           --------   --------  --------   --------       --------      --------
Long-term debt, net.....    171,427        --    171,427        --         160,000 (g)   331,427
                           --------   --------  --------   --------       --------      --------
Total liabilities.......    273,454     19,100   292,554     15,000        209,992       517,546
Convertible Preferred
 Stock, net.............        --         --        --      35,000 (c)        --         35,000
Shareholders' equity:
Convertible Preferred
 Stock..................          8        --          8        --              (8)(d)       --
Common stock............        142        --        142        --              24 (d)       166
Additional paid-in
 capital................     33,179     93,900   127,079    (93,900)(a)     11,815 (d)    44,994
Treasury stock..........     (6,613)       --     (6,613)       --             --         (6,613)
Retained earnings.......     67,866        --     67,866        --             --         67,866
                           --------   --------  --------   --------       --------      --------
  Total shareholders'
   equity...............     94,582     93,900   188,482    (93,900)        11,831       106,413
                           --------   --------  --------   --------       --------      --------
Total liabilities and
 shareholders' equity...   $368,036   $113,000  $481,036   $(43,900)      $221,823      $658,959
                           ========   ========  ========   ========       ========      ========

                         Notes To Unaudited Pro Forma
                       Condensed Combined Balance Sheet
                            As of October 31, 2000
                            (dollars in thousands)

   (a) To record intangible assets:

   Purchase Price:
     Cash............................................................. $190,095
     Preferred stock at estimated fair value..........................   35,000
   Acquisition costs..................................................    6,700
                                                                       --------
       Total..........................................................  231,795
   Net assets acquired................................................  (93,900)
   Reserve for expected returns.......................................   15,000
                                                                       --------
   Intangible assets.................................................. $152,895
                                                                       ========

   (b) To record an additional reserve for expected returns for sales made by Arden prior to the acquisition.

   (c) To record the issuance of Series D convertible preferred stock at estimated fair value:

   Liquidation Preference........................................... $ 50,000
   Discount.........................................................  (15,000)
                                                                     --------
   Net.............................................................. $ 35,000
                                                                     ========

   (d) To record the conversion of the Series B convertible preferred stock and Series C convertible preferred stock pursuant to the notice of redemption issued on October 30, 2000 and the fair value of 209,853 warrants issued as compensation to the managers of the note offering. Includes conversion of 264,168 shares of Series B convertible at one preferred share into 7.12 shares of common stock for an aggregate of 1,880,876 shares of our common stock at a price of $3.30 per share. Also includes the conversion of 499,870 shares of Series C convertible preferred stock at one share of convertible preferred stock per one share of common stock for an aggregate of 499,870 shares of common stock at a price of $5.25.

   (e) To record the deferred offering cost of the notes and the new credit facility totaling $16,197 which includes the fair value of 209,853 warrants issued as compensation to the managers of the note offering.

   (f) To record borrowings under the new credit facility of $80,987 and repayment of $30,995 under the Company's existing credit facility.

   (g) To record the issuance of the notes offered hereby.

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                            For the period indicated
                (dollars in thousands, except per share amounts)

                            Fiscal Year Ended
                          -----------------------
                                        12/31/99
                                       Elizabeth                 Arden
                            1/31/00      Arden                Acquisition
                            Company     Business              and Offering
                          Historical   Historical   Combined  Adjustments     Pro Forma
                          -----------  ----------   --------  ------------   -----------
Net sales...............  $   361,243   $551,500    $912,743    $(55,875)(b) $   856,868
Cost of sales...........      236,129    174,600     410,729     (55,875)(b)     354,854
                          -----------   --------    --------    --------     -----------
 Gross profit...........      125,114    376,900     502,014         --          502,014
                          -----------   --------    --------    --------     -----------
Selling, general &
 administrative.........       80,167    294,510(a)  374,677       7,645(c)      382,322
                          -----------   --------    --------    --------     -----------
Income from operations..       44,947     82,390(a)  127,337      (7,645)        119,692
Other income (expense):
 Interest expense, net..      (19,412)       --      (19,412)    (25,545)(d)     (44,957)
 Other income...........         (204)       --         (204)        --             (204)
                          -----------   --------    --------    --------     -----------
 Other income
  (expense).............      (19,616)       --      (19,616)    (25,545)        (45,161)
                          -----------   --------    --------    --------     -----------
Income before provision
 for income taxes.......       25,331        --      107,721     (33,190)         74,531
Provision for income
 taxes..................       10,001        --       10,001       7,322 (e)      17,323
                          -----------   --------    --------    --------     -----------
Net income..............  $    15,330   $    --     $ 97,720    $(40,512)    $    57,208
                          ===========   ========    ========    ========     ===========
Accretion (dividend on)
 preferred stock........          --         --          --     $ (1,250)(f) $    (1,250)(f)
Net income attributable
 to common
 stockholders(h)........  $    15,330   $    --     $ 97,720    $(41,762)    $    55,958
                          ===========   ========    ========    ========     ===========
Earnings per common
 share:
 Basic..................  $      1.11                                        $      3.46(g)
                          -----------                                        -----------
 Diluted................  $      0.99                                        $      2.64(g)
                          -----------                                        -----------
Weighted average common
 shares outstanding:
 Basic..................   13,801,196                                         16,196,225(g)
                          -----------                                        -----------
 Diluted................   15,577,422                                         21,264,068(g)
                          -----------                                        -----------
Other data:
Gross margin %..........         34.6%      68.3%       55.0%        --             58.6%
EBITDA(i)...............  $    56,113   $ 93,090    $149,203         --      $   149,203
EBITDA margin...........         15.5%      16.9%       16.3%        --             17.4%
Depreciation &
 amortization...........  $    11,166   $ 10,700    $ 21,866    $  7,645     $    29,511

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                           For the periods indicated
                (dollars in thousands, except per share amounts)

                            Nine Months Ended
                          -----------------------
                                        9/30/00                  Arden
                                       Elizabeth              Acquisition
                           10/31/00      Arden                    and
                            Company     Business               Offering
                          Historical   Historical   Combined  Adjustments     Pro Forma
                          -----------  ----------   --------  -----------    -----------
Net sales...............  $   296,046   $402,000    $698,046   $(54,251)(b)  $   643,795
Cost of sales...........      193,337    129,700     323,037    (54,251)(b)      268,786
                          -----------   --------    --------   --------      -----------
 Gross profit...........      102,709    272,300     375,009        --           375,009
                          -----------   --------    --------   --------      -----------
Selling, general &
 administrative.........       67,807    201,200(a)  269,007      5,734 (c)      274,741
                          -----------   --------    --------   --------      -----------
Income from operations..       34,902     71,100(a)  106,002     (5,734)         100,268
Other income (expense):
 Interest expense, net..      (14,718)       --      (14,718)   (19,158)(d)      (33,876)
 Other income...........          875        --          875        --               875
                          -----------   --------    --------   --------      -----------
 Other income
  (expense).............      (13,843)       --      (13,843)   (19,158)         (33,001)
                          -----------   --------    --------   --------      -----------
Income before provision
 for income taxes.......       21,059        --       92,159    (24,892)          67,267
Provision for income
 taxes..................        8,223                  8,223      7,818 (e)       16,041
                          -----------   --------    --------   --------      -----------
Net income..............  $    12,836   $    --     $ 83,936   $(32,710)     $    51,226
                          ===========   ========    ========   ========      ===========
Accretion (dividend on)
 preferred stock........          --         --          --    $   (938)(f)  $      (938)(f)
Net income attributable
 to common
 stockholders(h)........  $    12,836   $    --     $ 83,936   $(33,648)     $    50,288
                          ===========   ========    ========   ========      ===========
Earnings per common
 share:
 Basic..................  $      0.97                                        $      3.22(g)
                          -----------                                        -----------
 Diluted................  $      0.85                                        $      2.45(g)
                          -----------                                        -----------
Weighted average common
 shares outstanding:
 Basic..................   13,244,233                                         15,604,984(g)
                          -----------                                        -----------
 Diluted................   15,133,473                                         20,549,070(g)
                          -----------                                        -----------
Other data:
Gross margin %..........         34.7%      67.7%       53.7%       --              58.2%
EBITDA..................  $    43,760   $ 79,800    $123,560   $    --       $   123,560
EBITDA margin...........         14.8%      19.9%       17.7%       --              19.2%
Depreciation &
 amortization...........  $     8,858   $  8,700    $ 17,558   $  5,734      $    23,292

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                           For the periods indicated
                (dollars in thousands, except per share amounts)

                           Twelve Months Ended
                          -----------------------
                                        9/30/00                   Arden
                                       Elizabeth               Acquisition
                           10/31/00      Arden                     and
                            Company     Business                Offering
                          Historical   Historical    Combined  Adjustments     Pro Forma
                          -----------  ----------    --------  -----------    -----------
Net sales...............  $   386,326   $576,500     $962,826   $ (74,096)(b) $   888,730
Cost of sales...........      254,137    183,900      438,037     (74,096)(b)     363,941
                          -----------   --------     --------   ---------     -----------
 Gross margin...........      132,189    392,600      524,789         --          524,789
                          -----------   --------     --------   ---------     -----------
Selling, general &
 administrative.........       85,267    278,400 (a)  363,667       7,645 (c)     371,312
                          -----------   --------     --------   ---------     -----------
Income from operations..       46,922    114,200 (a)  161,122      (7,645)        153,477
Other income (expense):
 Interest expense, net..      (19,798)       --       (19,798)    (25,545)(d)     (45,343)
 Other income...........          739        --           739         --              739
                          -----------   --------     --------   ---------     -----------
 Other income
  (expense).............      (19,059)       --       (19,059)    (25,545)        (44,604)
                          -----------   --------     --------   ---------     -----------
Income before provision
 for income taxes.......       27,863        --       142,063     (33,190)        108,873
Provision for income
 taxes..................       10,989                  10,989      15,274          26,263
                          -----------   --------     --------   ---------     -----------
Net income..............  $    16,874   $    --      $131,074   $ (48,464)(e) $    82,610
                          ===========   ========     ========   =========     ===========
Accretion (dividend on)
 preferred stock........          --         --           --    $  (1,250)(f) $    (1,250)(f)
Net income attributable
 to common
 stockholders(h)........  $    16,874        --      $131,074   $ (49,714)    $    81,360
                          ===========   ========     ========   =========     ===========
Earnings per common
 share:
 Basic..................  $      1.26                                         $      5.17 (g)
                          -----------                                         -----------
 Diluted................  $      1.12                                         $      3.97 (g)
                          -----------                                         -----------
Weighted average common
 shares outstanding:
 Basic..................   13,366,796                                          15,747,547 (g)
                          -----------                                         -----------
 Diluted................   15,110,643                                          20,526,240 (g)
                          -----------                                         -----------
Other data:
Gross margin %..........         34.2%      68.1%        54.5%        --             59.0%
EBITDA..................  $    58,655   $125,900     $184,555         --      $   184,555
EBITDA margin...........         15.2%      21.8%        19.2%        --             20.8%
Depreciation &
 amortization...........  $    11,733   $ 11,700     $ 23,433   $   7,645     $    31,078

                          Notes To Unaudited Pro Forma
                     Condensed Combined Statement of Income
                           For the periods indicated
                             (dollars in thousands)

   (a) The Elizabeth Arden Business historical selling, general & administrative expense corresponds to total direct operating expenses reflected in the historical Elizabeth Arden Business financial statements. The Elizabeth Arden Business historical income from operations corresponds to the excess of net sales over cost of sales and direct operating expenses reflected in the historical Elizabeth Arden Business financial statements. See the historical financial statements of the Elizabeth Arden Business and related notes thereto incorporated by reference in this prospectus.

   (b) To eliminate historical intercompany sales of fragrance products from the Elizabeth Arden Business to us:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Intercompany sales......      $ 55,875          $54,251             $ 74,096

   (c) To record additional amortization of intangible assets of $152,895 (over an estimated useful life of 20 years) related to the Arden acquisition. The 20 year amortization period may change after the final allocations are made:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Amortization............      $  7,645          $ 5,734             $  7,645

   (d) To record interest expense on the increased borrowing under the new credit facility, the notes offered in the original note offering and the amortization of deferred offering costs:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Interest expense........      $ 23,410          $17,557             $ 23,410
Deferred offering
 costs..................         2,135            1,601                2,135
                              --------          -------             --------
    Total...............      $ 25,545          $19,158             $ 25,545
                              ========          =======             ========

   A 0.125% increase or decrease in the average interest rate on the new credit facility would change pro forma interest expense on the credit facility by approximately $58, $43 and $58 for the year ended January 31, 2000, the nine months ended October 31, 2000 and the twelve months ended October 31, 2000, respectively.

   (e) To record the estimated tax effect on the Elizabeth Arden Business income from operations and certain other pro forma adjustments:

                             Year Ended    Nine Months  Ended Twelve Months  Ended
                          January 31, 2000  October 31, 2000   October  31, 2000
                          ---------------- ------------------ --------------------
Elizabeth Arden Business
 (blended worldwide
 income tax rate of
 25%)...................      $ 20,597          $17,775             $ 28,550
Pro forma adjustments
 (effective income tax
 rate of 40%)...........       (13,275)          (9,956)             (13,276)
                              --------          -------             --------
    Total...............      $  7,322          $ 7,818             $ 15,274
                              ========          =======             ========

   (f) To record accretion of Series D convertible preferred stock from $35 million estimated fair value to $50 million liquidation preference over 12 years. No dividends are recorded in the first year.

   (g) Basic and fully diluted shares include the conversion of Series B and Series C convertible preferred stock. Fully diluted shares also includes the dilutive effect of the Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock is convertible into 4,166,667 shares of common stock subject to certain terms and conditions.

   (h) The following supplemental adjustment is presented to reflect management's estimates of the incremental overhead necessary to operate the business after the acquisition. This supplemental adjustment represents "forward-looking information."

   The historical financial statements of the Elizabeth Arden Business include only direct operating expenses such as sales, marketing, advertising, promotion, other development costs, rent, and certain allocations related to these items. Allocations of general and administrative expenses, Unilever group corporate overhead, interest, amortization of intangibles and income taxes have been excluded from the Elizabeth Arden Business financial statements. See the Elizabeth Arden Business financial statements and notes thereto incorporated by reference herein.

   Management developed its estimates of the total overhead required in the Elizabeth Arden Business, "Estimated Overhead" in the chart below, by reviewing headcount and general and administrative expenses on a "department by department" basis. Certain overhead was included in the financial statements of the Elizabeth Arden Business ("Direct Expenses Included in the Elizabeth Arden Business Financial Statements" below). The supplemental adjustment is calculated as the total estimated overhead minus the overhead included in the Elizabeth Arden Business financial statements.

                            Year Ended    Nine Months Ended Twelve Months Ended
Estimated Overhead       January 31, 2000 October 31, 2000   October 31, 2000
------------------       ---------------- ----------------- -------------------
North America...........     $ 32,186         $ 24,140           $ 32,186
Europe..................       28,821           21,616             28,821
Asia Pacific............        7,331            5,498              7,331
Transition & Other......       20,567           15,425             20,567
                             --------         --------           --------
Total Overhead..........     $ 88,905         $ 66,679           $ 88,905
Less: Direct Expenses
 Included in Arden
 Financial Statements...      (55,800)         (38,400)           (53,400)
                             --------         --------           --------
Supplemental
 Adjustment.............     $ 33,105         $ 28,279           $ 35,505
                             ========         ========           ========

   The following table calculates the effect of the supplemental adjustment on Pro Forma Net Income:

                            Year Ended    Nine Months Ended Twelve Months Ended
                         January 31, 2000 October 31, 2000   October 31, 2000
                         ---------------- ----------------- -------------------
Pro forma Net Income....     $ 57,208         $ 51,226           $ 82,610
Supplemental Adjustment
 (net of income tax
 benefit of $8,276;
 $7,070; $8,877,
 respectively)..........      (24,829)         (21,209)           (26,628)
                             --------         --------           --------
Adjusted Net Income.....     $ 32,379         $ 30,017           $ 55,982
                             ========         ========           ========
Accretion of Preferred
 Stock..................       (1,250)            (938)            (1,250)
                             --------         --------           --------
Adjusted Net Income
 Attributable to Common
 Shareholders...........     $ 31,129         $ 29,079           $ 54,732
                             ========         ========           ========
Adjusted Earnings per
 Common Share
  Basic.................     $   1.92         $   1.86           $   3.48
  Diluted...............     $   1.47         $   1.42           $   2.67

   (i) EBITDA is defined as income from operations, plus depreciation and amortization. EBITDA should not be considered as an alternative to operating income (loss) or net income (loss) (as determined in accordance with generally accepted accounting principles) as a measure of the Company's operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of its ability to meet cash needs. The Company believes that EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon accounting methods (particularly when acquisitions are involved) or nonoperating factors (such as historical cost). Accordingly, this information has been disclosed herein to permit a more complete comparative analysis of the Company's operating performance relative to other companies and of the Company's debt servicing ability. However, EBITDA may not be comparable in all instances to other similar types of measures.

                       DESCRIPTION OF THE SERIES B NOTES

   We will issue the Series B notes pursuant to the indenture (the "indenture") between the Company and HSBC Bank USA, as trustee (the "trustee") that we entered into in connection with the issuance of the Series A notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement of these terms. The following summary of the provisions of the indenture we consider material does not purport to be complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. As used in this Description of the Series B Notes, the terms "Company," "we" and "our" refer only to Elizabeth Arden, Inc. and not to Elizabeth Arden, Inc. and its subsidiaries. The definitions of certain other terms used in the following summary are set forth below under "--Certain Definitions."

   Brief Description of the Series B Notes

   The Series B notes:

  .  are senior secured obligations of the Company;

  . are secured by a first priority lien over certain assets of the Elizabeth Arden Business, primarily intellectual property;

  . rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company; and

  . rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company.

   As of October 31, 2000, after giving effect to the original note offering and the application of the net proceeds therefrom and the Arden acquisition, the Company would have had approximately $402.2 million of total indebtedness, including the notes. The indenture limits the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness; however, subject to certain limitations, the Company and its Restricted Subsidiaries will be permitted to incur certain indebtedness, some of which may be secured. See "-- Certain Covenants."

   Principal, Maturity and Interest

   The indenture provides for the issuance by us of notes with a maximum aggregate principal amount of $160.0 million. Interest on the Series B notes will accrue at the rate of 11 3/4% per annum and will be payable in cash semi-annually in arrears on February 1 and August 1, commencing on August 1, 2001, to holders of record on the immediately preceding January 15 and July 15. Interest on the Series B notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   We will pay principal, premium, interest and liquidated damages, if any, on the Series B notes:

  . at the office or agency of the company maintained for that purpose within the City and State of New York;

  . or, at our option, by check mailed to the holders of the Series B notes at their respective addresses set forth in the register of holders of notes.

   If a holder has given wire transfer instructions to the Company, the Company will pay all principal, premium, interest and liquidated damages, if any, on that holder's Series B notes in accordance with those instructions.

   Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose. The
Series B notes will be issued in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. See "--Form of Series B Notes."

   Security

   The notes will be secured by a first priority (subject to certain liens to be permitted under the terms of the indenture and the Security Documents) lien to be perfected on:

     (i) certain Acquired Assets constituting equipment located in the United States; and

     (ii) all Acquired Assets constituting intellectual property (including, without limitation, trademarks, service marks, trade names, corporate names, trade dress, trade secrets, trade styles, logos, trademark and service mark registrations, copyrights, copyright applications, copyright registrations, patents, patent applications and patentable inventions, but excluding intangible assets related to such intellectual property owned by third parties and any intangible assets related to such intellectual property associated with Elizabeth Taylor fragrances and cosmetics) (collectively, "Intellectual Property"),

       (a) to the extent such a perfected lien (or its equivalent) may be created therein,

       (b) to the extent registered, registrable, used or useful in:

         (i) the United States;

         (ii) member states of the European Union;

         (iii) Argentina, Australia, Brazil, Canada, Indonesia, Japan, Korea, Mexico, New Zealand, Puerto Rico, Saudi Arabia, Singapore, South Africa, Switzerland and Taiwan; and

         (iv) in each other jurisdiction in which the Company or any Subsidiary of the Company avails itself of such jurisdiction's laws to register, file, preserve or otherwise protect or evidence its interest in such Intellectual Property within 90 days of the acquisition of the Elizabeth Arden Business;

provided, however, that no security interest shall be granted for Intellectual Property that relates to products of the Company and/or its Subsidiaries (x) not being manufactured by or on behalf of the Company at the time the notes are issued or (y) sold in Colombia under the "Elizabeth Arden," "Arden for Men" and "Body Clear" brand names, in each case with respect to deodorant and antiperspirant products; and provided, further, that no security interest will be granted to the extent the costs and efforts of obtaining such security interests are unreasonable in view of the benefits to the holders that would result therefrom, as determined by Credit Suisse First Boston Corporation, in its sole discretion (all the property and assets set out in this paragraph, together with all other property and assets that are from time to time subject to the Security Documents, being collectively referred to as "Collateral").

   The Collateral will be pledged to the trustee for the benefit of the holders of the notes pursuant to security agreements, intellectual property security agreements and other documents and agreements reasonably required by Credit Suisse First Boston Corporation (collectively, the "Security Documents").

   If the notes become due and payable prior to their maturity for any reason, other than an optional redemption by us, or are not paid in full at their maturity and after any applicable grace period has expired, the trustee will have the exclusive right to foreclose (or decline to foreclose) upon (or otherwise exercise (or decline to exercise) remedies in respect of) the Collateral in accordance with instructions from the holders of a majority in principal amount of the notes or, in the absence of such instructions, in such manner as the trustee deems appropriate in its sole and absolute discretion. Proceeds from the sale of Collateral will first be applied to the reasonable expenses of the trustee in retaking, holding, preparing for sale or lease, selling, leasing and the like of the Collateral, attorney's fees and other reasonable legal expenses incurred by the trustee and then applied to repay the notes (with any remaining proceeds to be payable to the Company or as may otherwise be required by law).

   No appraisals of any of the Collateral were prepared by or on behalf of the Company in connection with the transactions contemplated by the original note offering. There can be no assurance that the proceeds from the sale of the Collateral would be sufficient to satisfy payments due on the notes. In the case of a default, there may not be sufficient available Collateral to satisfy the obligations under the notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time, or at all.

   The collateral release provisions of the indenture and the Security Documents may permit the release of Collateral without substitution of collateral of equal value under specified circumstances. See "--Release of Collateral." As described under "--Certain Covenants--Repurchase at the Option of Holders--Asset Sales," the Net Proceeds of such Asset Sales may be required to be utilized to make an offer to purchase notes.

   If an Event of Default occurs under the indenture and a declaration of acceleration of the notes occurs as a result, the trustee, on behalf of the holders of the notes, in addition to any rights or remedies available to it under the indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the trustee from any foreclosure will be applied by the trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the trustee under the indenture, and thereafter to pay the principal, premium, interest and liquidated damages, if any, on the notes.

   All of the Intellectual Property that constitutes Collateral is held by two of the Company's Domestic Subsidiaries each of which executed a Subsidiary Guarantee (secured by the Collateral transferred) of the Company's obligations under the notes and the indenture. See "Certain Covenants--Subsidiary Guarantees."

   Certain Bankruptcy Limitations

   The right of the trustee to repossess and dispose of, or otherwise exercise remedies in respect of, the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company prior to the trustee having repossessed and disposed of, or otherwise exercised remedies in respect of, the Collateral. Under the Bankruptcy Code, secured creditors such as the holders of the notes, are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the Collateral as a result of the stay of repossession or disposition or any use of the Collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the indenture and the notes could be delayed following the commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the Collateral or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the Collateral.

   Optional Redemption

   At any time prior to February 1, 2004, the Company may, at its option, on any one or more occasions redeem up to 35% of the initially outstanding aggregate principal amount of notes at a redemption price equal to 111.75% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net proceeds of one or more public equity offerings of the Company generating in each case net proceeds of at least $15.0 million; provided that:

     (1) at least 65% of the initially outstanding aggregate principal amount of notes remains outstanding immediately after the occurrence of any such redemption: and

     (2) that such redemption occurs within 90 days of the date of the closing of any such public equity offering of the Company.

   Pending application as set forth above, any such net proceeds may be applied to temporarily reduce revolving Indebtedness.

   After February 1, 2006, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

      Year                                                            Percentage
      ----                                                            ----------
      2006...........................................................  105.875%
      2007...........................................................  103.917%
      2008...........................................................  101.958%
      2009 and thereafter............................................  100.000%

   Mandatory Redemption

   Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Series B notes.

Repurchase at the Option of Holders

 Change of Control

   If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control offer on the terms set forth in the indenture. In the Change of Control offer, the Company will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of the notes or portions of notes validly tendered for payment, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase. Within 60 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control.

   On the Change of Control payment date, the Company will, to the extent lawful:

     (i) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control offer;

     (ii) deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes properly tendered; and

     (iii) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

   The Paying Agent will promptly mail to each holder of notes properly tendered the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

   The Company will not be required to make a Change of Control offer upon a Change of Control if a third party makes a Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another person or group may be uncertain.

   Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require the Company to repurchase or redeem the notes in the event of a takeover, recapitalization or similar restructuring.

   The terms of the Revolving Credit Facility prohibit any repurchase of notes by the Company in the event of a Change of Control, unless all indebtedness then outstanding under the Revolving Credit Facility is first repaid. In order to repay such indebtedness and repurchase the notes, it may be necessary for the Company to recapitalize and/or refinance some or all of its outstanding indebtedness. There can be no assurance that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. Were any obligation of the Company to repurchase notes upon a Change of Control to result in a default under the Revolving Credit Facility, the Company may not have sufficient assets to satisfy its obligations under the Revolving Credit Facility and the indenture. See "Risk Factors--We may be unable to purchase the notes upon a change of control."

 Asset Sales

   The Company will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

     (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (ii) the fair market value is evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee;

     (iii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

     (iv) if any such Asset Sale involves Collateral, that Asset Sale shall be in compliance with the provisions described under "--Release of Collateral" and "--Asset Sale Release."

   For the purposes of this provision, each of the following will be deemed to be cash or Cash Equivalents:

     (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability (in which case the cash deemed to have been received by way of the assumption will further be deemed to have been applied in accordance with the next paragraph); and

     (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received).

   Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds:

     (i) to the extent that any Net Proceeds are received from an Asset Sale not involving the sale, lease, conveyance or other disposition of Collateral ("Non-Collateral Proceeds"):

       (a) to permanently reduce Senior Indebtedness; and

       (b) to permanently reduce Indebtedness permitted to be incurred pursuant to clause (i) of the second paragraph of the covenant described below under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;" or

     (ii) to an Investment in another business, the making of a capital expenditure or the acquisition of other assets, in each case, in the same or a similar or related line of business as the Company and its Restricted Subsidiaries were engaged in on the date of the indenture ("related business investment"); provided, however, that to the extent that the Net Proceeds applied are received from an Asset Sale involving the sale, lease, conveyance or other disposition of Collateral ("Collateral Proceeds"), the property and assets constituting such related business investment and any other non-cash consideration received as a result of such Asset Sale are made subject to the Lien of the indenture and the applicable Security Documents and shall not consist of inventory or receivables but shall constitute Collateral under the terms of the indenture and of the Security Documents.

   Any Net Proceeds from Asset Sales that are not applied (or deemed applied) or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an Asset Sale Offer to all holders of notes, and all holders of other Indebtedness that ranks equally with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The Asset Sale Offer Price will be equal to 100% of principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase and will be payable in cash, in accordance with the procedures set forth in the indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer then, to the extent that such Excess Proceeds consist of Non-Collateral Proceeds, the Company and its Restricted Subsidiaries may use such remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

   All Collateral Proceeds remaining after application pursuant to the preceding two paragraphs shall be delivered by the Company to the trustee and shall be deposited in a bank account to be established pursuant to the indenture and the Security Documents (the "Collateral Account"). Collateral Proceeds so deposited may be withdrawn from the Collateral Account pursuant to the indenture and the Security Documents.

   Selection and Notice

   If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     (i) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     (ii) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

   No notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

   If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption unless the Company defaults in making the redemption payment.

Certain Covenants

 Restricted Payments

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such distribution by such Persons in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company);

     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company;

     (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at scheduled maturity; or

     (iv) make any Restricted Investment (all such payments and other actions set out in this paragraph being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of that Restricted Payment; and

     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four fiscal quarters for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock;" and

     (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v) and (vi) of the next succeeding paragraph), is less than the sum of:

       (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

       (b) 100% of the aggregate net cash proceeds received by the Company since the date of the indenture from the issuance or sale of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock or Equity Interests issued upon conversion of the Unilever Preferred Stock outstanding on the date of the indenture); plus

       (c) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

       (d) 50% of any dividends received by the Company or a Restricted Subsidiary that is a Guarantor after the date of the Indenture from an Unrestricted Subsidiary of the Company, to extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; plus

       (e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the indenture, the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation.

   The preceding provisions will not prohibit:

     (i) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment or distribution would have complied with the provisions of the indenture;

     (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (including, without limitation, the Unilever Preferred Stock) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition will be excluded from clause
  (3)(b) of the preceding paragraph;

     (iv) repurchases of warrants, options or rights to acquire Capital Interests deemed to occur upon exercise of warrants, options or rights to acquire Capital Interests if such warrants, options or rights represent a portion of the exercise price of such warrants, options or rights;

     (v) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets;

     (vi) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Capital Interests or Subordinated Indebtedness of the Company pursuant to provisions requiring the Company to offer to purchase, redeem, defease or otherwise acquire or retire for value such Capital Interests or Subordinated Indebtedness upon the occurrence of a "change of control," as defined in the charter provisions, agreements or instruments governing such Capital Interests or Subordinated Indebtedness; provided, however, that the Company has made a Change of Control offer and has purchased all notes tendered in connection with that Change of Control offer; and

     (vii) other Restricted Payments in an aggregate amount not to exceed $10.0 million.

   The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. Not later than the date of making any Restricted Payment, the Company will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

 Incurrence of Indebtedness and Issuance of Disqualified Stock

   The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock; provided that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), if:

     (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

     (ii) in the case of an incurrence of Indebtedness by a Domestic Subsidiary (other than Acquired Debt), that Domestic Subsidiary guarantees on a senior basis (a "Subsidiary Guarantee") the Company's payment obligations under the notes (each such Subsidiary, a "Subsidiary Guarantor"). See "--Subsidiary Guarantees."

   In addition to any Indebtedness that may be incurred and any Disqualified Stock that may be issued pursuant to the foregoing paragraph, the following may be incurred (collectively, "Permitted Debt"):

     (1) the incurrence by the Company and any Subsidiary Guarantor of Senior Indebtedness and letters of credit under one or more Credit Facilities for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) in an aggregate principal amount not to exceed the amount of the Borrowing Base;

     (2) the incurrence by any Foreign Subsidiary of Indebtedness under Foreign Credit Facilities and letters of credit under one or more Foreign Credit Facilities for working capital purposes (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Foreign Subsidiary thereunder) in an aggregate principal amount not to exceed the amount of the Foreign Borrowing Base;

     (3) the incurrence by the Company of the Existing Indebtedness;

     (4) the incurrence by the Company of the Indebtedness represented by the notes, the exchange notes, and the incurrence by any Subsidiary Guarantor of the Indebtedness represented by its Subsidiary Guarantee;

     (5) the incurrence by the Company and any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the indenture to be incurred;

     (6) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and
  (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (7) the incurrence (A) by the Company and any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing up to all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, or (B) by the Company and any Subsidiary Guarantor of Indebtedness represented by mortgage financing secured solely by the Miami Lakes Facility (in addition to Indebtedness permitted to be incurred pursuant to clauses (2) or (4) above in this covenant) in a principal amount for (A) and (B) in the aggregate not to exceed $10.0 million at any time outstanding;

     (8) the incurrence by the Company and any Restricted Subsidiary of Hedging Obligations in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

     (9) the incurrence by the Company and any Restricted Subsidiary of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

     (10) the incurrence by the Company and any Restricted Subsidiary of Indebtedness not otherwise permitted under the indenture in an aggregate amount for all such Indebtedness not to exceed $15.0 million at any time outstanding;

     (11) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued, accreted and amortized; and

     (12) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided however, that if any such indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (12).

   For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

   The Company will not incur any secured Indebtedness which is not Senior Indebtedness. No Subsidiary Guarantor will incur any secured Indebtedness which is not Guarantor Senior Indebtedness.

 Liens

   The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon:

     (i) any item of Collateral other than the Liens created by the notes, the indenture and the Security Documents and the Liens expressly permitted by the Security Documents, if any; or

     (ii) any other property or assets of the Company, now owned or hereafter acquired (other than Permitted Liens), unless all payments due under the indenture and the notes, and all obligations under the Subsidiary Guarantees, if any, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on their Capital Interests or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

     (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) Existing Indebtedness as in effect on the date of the indenture;

     (2) any Credit Facility or Foreign Credit Facility, provided that any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereto are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Revolving Credit Facility as in effect on the date of the indenture;

     (3) the indenture, the notes, the exchange notes and the Subsidiary Guarantees;

     (4) applicable law;

     (5) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (6) Capital Lease Obligations, mortgage financings or purchase money obligations for property acquired in the ordinary course of business or mortgage financings secured by the Miami Lakes Facility that impose restrictions of the nature described in clause (iii) above on the property so acquired or the Miami Lakes Facility, as the case may be;

     (7) existing with respect to any Person or the property or assets of such Person acquired by the Company or any of its Restricted Subsidiaries, at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

     (8) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; or

     (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

 Merger, Consolidation, or Sale of Assets

   The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries in one or more related transactions to, another corporation, Person or entity, unless:

     (i) either (a) the Company is the surviving Person; or (b) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

     (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the security documents, the registration rights agreement, the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     (iii) immediately after such transaction no Default or Event of Default exists; and

     (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, except in the case of a transaction the principal purpose and effect of which is to change the Company's state of incorporation, will, on the date of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock."

 Designation of Restricted and Unrestricted Subsidiaries

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

 Transactions with Affiliates

   The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

     (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

     (ii) the Company delivers to the trustee:

       (1) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any; and

       (2) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by a nationally-recognized accounting, appraisal or investment banking firm.

   The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (A) any reasonable employment, compensation, bonus or benefit arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such

  Restricted Subsidiary, including without limitation, the grant of stock options, stock appreciation rights or other stock-based incentive awards (other than Disqualified Stock) in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, provided that any non-stock payments by the Company or any Restricted Subsidiary in connection with the grant or exercise or other settlement of such stock options, stock appreciation rights or other stock-based incentive awards are permitted under the provisions of the indenture described above under "--Restricted Payments;"

     (B) transactions between or among the Company and/or its Restricted Subsidiaries;

     (C) the payment of reasonable fees, expense reimbursement and customary indemnification, advances and other similar arrangements to directors and officers of the Company or any of its Restricted Subsidiaries;

     (D) reasonable loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be;

     (E) Permitted Investments and transactions permitted by the provisions of the indenture described above under the caption "--Restricted Payments;"

     (F) scheduled payments of principal and interest with respect to Existing Indebtedness;

     (G) purchases and sales of inventory in the ordinary course of business;
  and

     (H) transactions between or among the Company, Unilever and their respective Subsidiaries entered into in the ordinary course of business or in connection with the Acquisition Agreement.

 Limitation on Preferred Stock or Preferred Equity Interests of Restricted Subsidiaries

   The Company will not permit any of its Restricted Subsidiaries to issue or sell any preferred stock or preferred Equity Interests (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any preferred stock or preferred Equity Interests of any Restricted Subsidiary.

 Business Activities

   The Company will not, and will not permit any Significant Subsidiary to, engage in any business other than such business activities as the Company and its Restricted Subsidiaries are engaged in on the date of the indenture and such business activities similar or reasonably related thereto as determined in good faith by the Company's Board of Directors.

 Payments for Consent

   The Company and its Subsidiaries will not, either directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

   Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

     (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information, only a report on the annual financial statements by the Company's certified independent accountants; and

     (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

   In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, the Company will file a copy of all such information and reports referred to in clauses (i) and (ii) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

   If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding two paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

 Subsidiary Guarantees

   As described above under the caption "--Incurrence of Indebtedness and Issuance of Disqualified Stock," any Domestic Subsidiary may incur Indebtedness under certain circumstances, provided that any such Domestic Subsidiary guarantees on a senior basis the Company's payment obligations under the notes. To effect such Guarantee, such Domestic Subsidiary will, no later than the incurrence of such Indebtedness, execute and deliver to the trustee a supplemental indenture to the indenture providing for the Guarantee of the payment of the notes by such Subsidiary Guarantor and become a party to the Security Documents. Each Subsidiary Guarantee will be a senior obligation of the Subsidiary Guarantor issuing such Subsidiary Guarantee and will rank pari passu in right of payment with all Guarantor Senior Indebtedness of such Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited so as to not to constitute a fraudulent conveyance under applicable law. See "Risk Factors--The notes may not be enforceable under federal and state fraudulent conveyance laws that allow courts, under certain circumstances, to void guarantees and require the return of payments received from guarantors."

   Any such Guarantee by a Subsidiary of the notes will provide by its terms that it will be automatically and unconditionally released and discharged upon either:

     (i) the release or discharge of such Guarantee of such other
  Indebtedness, except a discharge by or as a result of payment under such Guarantee; or

     (ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Interests in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the indenture.

   The form of such Guarantee will be attached as an exhibit to the indenture.

   A Subsidiary Guarantor may not consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person (other than the Company or a Subsidiary Guarantor), unless;

     (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee, under the notes and the indenture; and

     (ii) the Net Proceeds of that transaction are applied in accordance with the Asset Sale provisions described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

   The indenture will provide that the Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released:

     (i) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor to an entity that is not, either before or after giving effect to that transaction, a Subsidiary of the Company, if the Subsidiary Guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sales" provisions described under "Repurchase at the Option of Holders-- Asset Sales;"

     (ii) in connection with any sale or other disposition of all of the capital stock of that Subsidiary Guarantor to an entity that is not, either before or after giving effect to that transaction, a Subsidiary of the Company, if the Company applies the Net Proceeds of that sale in accordance with the "Asset Sales" provisions described under "Repurchase at the Option of Holders--Asset Sales;"

     (iii) upon Legal Defeasance or Covenant Defeasance;

     (iv) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or

     (v) if the Subsidiary Guarantor is no longer a borrower under or a Subsidiary Guarantor of the Revolving Credit Facility.

Events of Default and Remedies

   Each of the following is an Event of Default:

     (i) default for 30 days in the payment when due of interest on or liquidated damages, if any, with respect to the notes;

     (ii) default in the payment of all or any part of the principal, or premium, if any, on the notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, the payment of the Change of Control payment or the Asset Sale Offer Price, or otherwise;

     (iii) failure by the Company or any of its Subsidiaries to observe or perform in all material respects the covenants set forth in the indenture described above under the captions "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," "--Certain Covenants--Liens" and "--Certain Covenants--Merger, Consolidation or Sale of Assets;"

     (iv) failure by the Company or any of its Subsidiaries to observe or perform in all material respects any other covenant or agreement on the part of the Company or such Subsidiary contained in the notes, the indenture or the Security Documents if that failure is not remedied within 30 days after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding, specifying such default, requiring that it be remedied and stating that such notice is a "Notice of Default;"

     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

       (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

       (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each of (A) and (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more;

     (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

     (vii) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

     (viii) breach by the Company or any Subsidiary Guarantor of any material representation or warranty or agreement in the Security Documents, the repudiation by the Company or any Subsidiary Guarantor of any of its obligations under the Security Documents or the unenforceability of all or any part of the Security Documents against the Company or any Subsidiary Guarantor for any reason; and

     (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

   In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice.

   If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately and may take such other actions and exercise such other remedies as are provided for in the indenture and the Security Documents.

   Holders of the notes may not enforce the indenture, the notes or the Security Documents except as provided in the indenture or the Security Documents. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to February 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to February 1, 2006, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

   The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages, if any, on, or the principal of, the notes, and except as to payments required under the covenants described above under the captions "--Repurchase at the Option of Holders--Change of Control" and "-- Repurchase at the Option of Holders--Asset Sales."

   The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.

  No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

   No director, officer, employee, incorporator, partner or stockholder of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guarantee or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not he effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

  Legal Defeasance and Covenant Defeasance

   The Company may, at its option and at any time, elect to have all of its obligations with respect to the outstanding notes and the Subsidiary Guarantors' obligations under the Subsidiary Guarantees discharged ("Legal Defeasance") except for:

     (i) the rights of holders of outstanding notes to receive payments in respect of the principal of, premium and liquidated damages, if any, and interest on such notes when such payments are due from the trust referred to below;

     (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (iii) the rights, powers, trusts, duties and immunities of the trustee, and the Company's obligations in connection therewith; and

     (iv) the Legal Defeasance provisions of the indenture.

   In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

     (i) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and liquidated damages, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

     (ii) in the case of Legal Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (iii) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

     (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (vi) the Company shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (vii) the Company must deliver to the trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

     (viii) the Company must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

  Satisfaction and Discharge

   The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     (1) either:

         (a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

         (b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

     (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

     (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     (4) the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

  Transfer and Exchange

   A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

   The registered holder of a note will be treated as the owner of it for all purposes.

  Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the indenture, the notes, the Security Documents and the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for notes), and any existing Default or compliance with any provision of the indenture, the Subsidiary Guarantees, the Security Documents or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a tender offer or exchange offer for notes). In addition, without the consent of the holders of at least 85% in aggregate principal amount of the notes then outstanding, an amendment or waiver may not make any change to, or be effective with respect to any of the provisions of the indenture or Security Documents relating to the Collateral.

   Without the consent of each holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

     (i) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

     (ii) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

     (iii) reduce the rate of or change the time for payment of interest or liquidated damages, including default interest, on any note;

     (iv) waive a Default or Event of Default in the payment of principal of or premium or liquidated damages, if any, interest on the notes including, without limitation, payment of the Change of Control payment or the Asset Sale Offer Price (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

     (v) make any note payable in money other than that stated in the notes;

     (vi) make any change in the provisions of the indenture relating to waivers of Defaults or the rights of holders of notes to receive payments of principal of or premium or liquidated damages, if any, or interest on the notes;

     (vii) waive a redemption payment with respect to any note; or

     (viii) make any change in the foregoing amendment and waiver provisions.

   Notwithstanding the foregoing, without the consent of any holder of notes, the Company, the Guarantors and the trustee (or, with respect to the Security Documents, the Collateral Agent, at the written direction of the trustee) may amend or supplement the indenture, the notes, the Security Documents or any Subsidiary Guarantee:

     (i) to cure any ambiguity, defect or inconsistency;

     (ii) to provide for uncertificated notes in addition to or in place of certificated notes;

     (iii) to provide for the assumption of the Company's or any Subsidiary Guarantor's obligations to holders of notes in the case of a merger, consolidation or sale of all or substantially all of the Company's assets;

     (iv) to make any change that would provide any additional rights or benefits to the holders of notes or that does not materially adversely affect the legal rights under the indenture of any such holder,

     (v) to allow any Guarantor to execute a Supplemental Indenture and/or a Subsidiary Guarantee with respect to the Notes;

     (vi) to provide for Liens securing the notes in accordance with the "Liens" covenant; or

     (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

  Concerning the Trustee

   If the trustee becomes a creditor of the Company, the indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

  Impairment of Security Interest

   The Company shall not, and shall not permit any of its Subsidiaries to take, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest in favor of the trustee on behalf of the holders of the notes with respect to the Collateral, and the Company shall not grant to any person (other than the trustee on behalf of the holders of the notes) any interest whatsoever in the Collateral (other than as permitted by the Security Documents).

   Release of Collateral

   Upon compliance by the Company with (i) the conditions set forth under the heading "--Asset Sale Release" or (ii) the conditions set forth above with respect to satisfaction and discharge, and upon delivery by the Company to the trustee of an Opinion of Counsel to the effect that such conditions have been met, the trustee will, with respect to clause (i) above, release the Released Interest (as defined below) and with respect to clause (ii) above, release all of the Collateral, in each case from the Lien of the Security Documents and re-convey the Released Interest to the Company.

   Asset Sale Release

   The Company has the right to obtain a release of items of Collateral (the "Released Interest") subject to an Asset Sale upon compliance with the condition that the Company deliver to the trustee the following:

     (a) a notice from the Company requesting the release of the Released Interests, (i) describing the proposed Released Interests, (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"), (iii) stating that the purchase price received is at least equal to the fair market value of the Released Interests, (iv) stating that the release of such Released Interests will not interfere with the trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral and (v) certifying that such Asset Sale complies with the terms and conditions of the indenture with respect thereto;

  Certain Definitions

   Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Debt" means, with respect to any specified Person;

     (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, provided that such Indebtedness was not incurred in contemplation of such other Person merging with or into or becoming a Subsidiary of such specified Person; and

     (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that such Indebtedness was not incurred in contemplation of such acquisition.

   "Acquired Assets" means all those assets acquired by the Company or any Subsidiary of the Company pursuant to the Acquisition Agreement.

   "Acquisition Agreement" means the Purchase Agreement, dated as of October 30, 2000, by and between Conopco, Inc. and the Company, as subsequently amended, and the agreements entered into in connection therewith, in each case as in effect on the date of the indenture.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling." "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person will be deemed to be control.

   "Asset Sale" means:

     (a) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or by way of merger, consolidation or similar transaction) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption""--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant);

     (b) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries; and

     (c) the disposition by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of any of clauses (a), (b) or (c), whether in a single transaction or a series of related transactions, (i) that have a fair market value in excess of $1.0 million, or (ii) for net proceeds in excess of $1.0 million.

   Notwithstanding the foregoing, the following will not be deemed to be asset sales:

     (i) a transfer of assets by the Company to a Subsidiary Guarantor, or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

     (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

     (iii) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants-- Restricted Payments;" and

     (iv) sales of inventory, accounts receivable or other current assets in the ordinary course of business of the Company.

   "Board of Directors" means the Board of Directors of the Person or any authorized committee of the Board of Directors, except that for the purposes of the definitions of the terms "Change of Control" and "Continuing Directors," the term "Board of Directors" shall mean the entire Board of Directors of the Company and not any authorized committee of the Board of Directors.

   "Borrowing Base" means, as of any date, an amount equal to:

     (i) 85% of the face amount of all accounts receivable owned by the Company and its Domestic Subsidiaries as of such date that are not more than 90 days past due; plus

     (ii) 65% of the book value (calculated on an average cost basis) of all inventory owned by the Company and its Domestic Subsidiaries as of such date.

   To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

   "Capital Interests" means:

     (i) in the case of a corporation, corporate stock;

     (ii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (iii) in the case of a partnership, partnership interests (whether general or limited); and

     (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Cash Equivalents" means:

     (i) United States dollars;

     (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

     (iii) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits or demand deposits, in each case with any lender party to any Credit Facility or with any domestic commercial bank having capital and surplus in excess of $1.0 billion;

     (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

     (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and in each case maturing within six months after the date of acquisition; and

     (vi) investments in money market funds all of whose assets comprise securities of the types described in clauses (i), (ii) and (iii) above.

   "Change of Control" means the occurrence of any of the following:

     (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) (other than the Principals or their Related Parties (as defined below));

     (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (iii) the consummation of any transaction or series of transactions (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) (other than the Principals and their Related Parties) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of (a) 35% or more of the voting Capital Interests of the Company and (b) more of the voting Capital Interests of the Company than are, in the aggregate, beneficially owned by the Principals and their Related Parties at the time of such consummation; or

     (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting Capital Interests of the Company will be deemed to be a transfer of such portion of such voting Capital Interests as corresponds to the portion of the equity of such entity that has been so transferred.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Commission" means the Securities and Exchange Commission.

   "Consolidated Cash Flow" means with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus:

     (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income); plus

     (ii) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

     (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (iv) all items classified as "depreciation" or "amortization" on such Person's statement of operations and other non-cash charges (including non-cash, equity-based compensation charges, but excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its organizational documents and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (i) the Net Income (or net loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (ii) the Net Income (or net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or net loss) is not at the date of determination permitted without prior government approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its organizational documents and all agreements (other than those agreements permitted by clauses (1), (2), (3), (5), (6), (7), (8) and (9) of the "--Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant), judgments, decrees, orders, statutes, rules or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

     (iii) the Net Income (or net loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

     (iv) the cumulative effect of a change in accounting principles will be excluded;

     (v) Consolidated Net Income will not include any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (A) any Asset Sale or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

     (vi) Consolidated Net Income will not include any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss); and

     (vii) the Net Income (or net loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who:

     (i) was a member of such Board of Directors on the date of the indenture; or

     (ii) was nominated for election or elected to such Board of Directors with the approval of (a) a majority of the Principals who were beneficial owners of voting Capital Interests of the Company at the time of such nomination or election or (b) a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

   "Credit Facility" means any credit facility (including, without limitation, any euro denominated facility) entered into by and among the Company, any Subsidiary Guarantor and the lenders party thereto, including any credit agreement, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced or refinanced from time to time.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders of the Equity Interests have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock.

   "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

   "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries in existence on the date of the indenture, until such amounts are repaid.

   "Fixed Charges" means, with respect to any Person for any period, the sum of:

     (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount (other than original issue discount arising from the sale of units consisting of Indebtedness and other securities), non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

     (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

     (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); and

     (iv) the product of (a) the amount of dividends or distributions paid, whether or not in cash, in respect of preferred stock or preferred Equity Interests of such Person, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in the case of clauses (i) through (iv), determined on a consolidated basis and, in the case of clauses (i) through (iii), determined in accordance with GAAP.

   "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving borrowings under any Credit Facility) or issues or redeems preferred Equity Interests subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred Equity Interests, as if the same had occurred at the beginning of the applicable four-quarter reference period.

   For purposes of making the computation referred to above:

     (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

     (ii) the Consolidated Cash flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded; and

     (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

   "Foreign Borrowing Base" means, as of any date, an amount equal to:

     (i) 85% of the face amount of all accounts receivable owned by Foreign Subsidiaries of the Company as of such date that are not more than 90 days past due; plus

     (ii) 65% of the book value (calculated on an average cost basis) of all inventory owned by Foreign Subsidiaries of the Company as of such date.

   To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Foreign Borrowing Base.

   "Foreign Credit Facilities" means any credit facility (including, without limitation, any euro denominated facility) entered into by and among any Foreign Subsidiary and the lenders thereto, including any credit agreement, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, extended, replaced or refinanced from time to time.

   "Foreign Subsidiary" means any Restricted Subsidiary of the Company formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Guarantor Senior Indebtedness" means any Indebtedness permitted to be incurred by any Subsidiary Guarantor under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

     (i) any Obligation of such Subsidiary Guarantor to any Subsidiary of such Subsidiary Guarantor;

     (ii) any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor;

     (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business of the Subsidiary Guarantor (including Guarantees thereof or instruments evidencing such liabilities);

     (iv) any Indebtedness, Guarantee or Obligation of the Subsidiary Guarantor that is contractually subordinated or junior in any respect to any other Indebtedness, Guarantee or Obligation of such Subsidiary Guarantor; or

     (v) any Indebtedness incurred in violation of the indenture.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

     (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

     (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

     (iii) agreements entered into for the purpose of fixing or hedging the risks associated with fluctuations in foreign currency exchange rates.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent:

     (i) in respect of borrowed money;

     (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (iii) in respect of banker's acceptances;

     (iv) representing Capital Lease Obligations; and

     (v) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries in accordance with GAAP), advances or capital contributions (excluding commission, travel expenses and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration consisting of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests of the Company will not be deemed to be an Investment to the extent of that consideration.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Miami Lakes Facility" means the land and buildings comprising the Company's executive offices and distribution facility at 14100 N.W. 60th Avenue, Miami Lakes, Florida 33014.

   "Net Income" means, with respect to the Company, the net income (loss) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, regulatory compliance costs and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness:

     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or
  (b) is directly or indirectly liable as a guarantor or otherwise;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Investments" means:

     (i) any Investments in the Company or in a Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Restricted Subsidiaries are permitted to engage in under the "--Business Activities" covenant;

     (ii) any Investments in Cash Equivalents;

     (iii) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Restricted Subsidiaries are permitted to engage in under the "--Business Activities" covenant or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in the same or a similar or related line of business as the Company and its Restricted Subsidiaries are permitted to engage in under the "--Business Activities" covenant;

     (iv) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales;"

     (v) Investments in endorsements of negotiable instruments and similar negotiable documents in the ordinary course of business;

     (vi) Investments existing on the date of the indenture;

     (vii) Investments in obligations of account debtors to the Company or any of its Subsidiaries and stock or obligations issued to the Company or any such Subsidiary by any Person, in each case, in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of such Person's Indebtedness; and

     (viii) other Investments in any one or more Persons that do not exceed $20.0 million in the aggregate at any time outstanding.

   "Permitted Liens" means

     (i) Liens on accounts receivable and inventory securing Indebtedness permitted to be incurred under clause (1) or clause (2) of the second paragraph of the covenant described above under "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock;"

     (ii) Liens in favor of the Company;

     (iii) Liens to secure Indebtedness permitted to be incurred pursuant to the first paragraph of the covenant described above under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock" that is incurred to finance the acquisition of property or assets acquired by the Company or any Subsidiary after the date of the indenture, so long as such Indebtedness is incurred and the Lien securing such Indebtedness is created within 90 days of such acquisition;

     (iv) Liens on property of a Person existing at the time such Person is merged into, consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Subsidiary or those of an unrelated third party;

     (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition;

     (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business of the Company or any Subsidiary of the Company;

     (vii) Liens to secure Indebtedness permitted by clause (7) of the second paragraph of the covenant described above under "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired, constructed or improved with such Indebtedness or the Miami Lakes Facility, as the case may be;

     (viii) Liens to secure Hedging Obligations permitted under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock;"

     (ix) Liens existing on the date of the indenture;

     (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP shall have been made therefor;

     (xi) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to or cover any assets or property other than the collateral securing the Indebtedness to be refinanced;

     (xii) Liens arising by operation of law in connection with judgments, which do not give rise to an Event of Default with respect thereto;

     (xiii) easements, rights of way, zoning restrictions and other similar encumbrances or title defects which do not materially detract from the value of the property or the assets subject thereto or interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

     (xiv) Liens on sales of inventory, accounts receivable or other current assets arising in the ordinary course of business;

     (xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and

     (xvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

   "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used or are to be used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries: provided that

     (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of accrued and unpaid interest, redemption premiums and other reasonable expenses incurred in connection therewith);

     (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees, as applicable, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Person" means any individual, corporation, partnership, joint venture association, joint-stock company, trust, unincorporated organization, limited liability corporation or government or other entity.

   "Principals" means Rafael Kravec, E. Scott Beattie, J.W. Nevil Thomas, Fred Berens, Richard C.W. Mauran and Unilever.

   "Related Party" with respect to any Principal means (a) any spouse or immediate family member of such Principal or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a).

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

   "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

   "Senior Indebtedness" means any Indebtedness which ranks pari passu in right of payment with, and which is not expressly by its terms subordinated in right of payment of principal, interest or premium or liquidated damages, if any, to the notes, whether or not such Indebtedness is secured.

   "Senior Revolving Debt" means revolving credit borrowings under any Credit Facility.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture; provided that each Subsidiary Guarantor will be deemed to be a Significant Subsidiary.

   "Subordinated Indebtedness" means any Indebtedness which is expressly by its terms subordinated in right of payment of principal, interest, premium or liquidated damages, if any, to the notes.

   "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

   "Subsidiary Guarantor" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the indenture, and its successors and assigns.

   "Unilever" means any of Unilever, N.V., Unilever PLC and their respective Subsidiaries.

   "Unilever Preferred Stock" means the Series D convertible preferred stock of the Company issued to Unilever in connection with the Acquisition Agreement.

   "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

   Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Disqualified

Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

     (b) the then outstanding principal amount of such Indebtedness.

Form of Series B Notes

   The certificates representing the Series B notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the Series B notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee, in the form of a global note. Holders of the Series B notes will own book-entry interests in the global note evidenced by records maintained by DTC.

   Book-entry interests may be exchanged for certificated notes of like tenor and equal aggregate principal amount, if

     (1) DTC notifies us that it is unwilling or unable to continue as depositary or we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days,

     (2) we provide for the exchange pursuant to the terms of the indenture or

     (3) we determine that the book-entry interests will no longer be represented by global notes and we execute and deliver to the Trustee instructions to that effect.

   As of the date of this prospectus, no certificated notes are issued and outstanding.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material U.S. federal income tax considerations relating to the exchange of Series A notes for Series B notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating thereto. This summary is limited to holders of Series A notes who hold the Series A notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  . tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax:

  . tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

  . tax consequences to holders whose "functional currency" is not the U.S.
    dollar;

  . tax consequences to persons who hold notes through a partnership or similar pass-through entity;

  . tax consequences to holders who have ceased to be United States citizens or to be taxed as resident aliens;

  . alternative minimum tax consequences, if any; or

  .any state, local or foreign tax consequences.

   The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.

Consequences of Tendering Notes

   The exchange of your Series A notes for Series B notes in the exchange offer should not constitute a taxable exchange for federal income tax purposes. Accordingly, the exchange offer should have no federal income tax consequences to you. Your tax basis and holding period in the Series B notes should be the same as your Series A notes.

   The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Series A notes for Series B notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives Series B notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer Series B notes for, any Series A notes that remain outstanding subsequent to the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase Series A notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of Series B notes received in the exchange offer, where such notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any notes outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   We will not receive any proceeds from any sale of Series B notes by broker-dealers. Notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the Series B notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Series B notes. Any broker-dealer that resells Series B notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of such notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of such notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchaser of the Series A notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the notes will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements of French Fragrances, Inc. incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The statement of the net assets to be sold and statements of net sales, cost of sales and direct operating expenses as of December 31, 1999 and for each of the three years in the period ended December 31, 1999 of the Elizabeth Arden Skin, Color and Fragrance, Elizabeth Taylor Fragrance and White Shoulders Fragrance Business incorporated in this Prospectus by reference to the Elizabeth Arden, Inc. Definitive Proxy Statement (as filed with the SEC on December 12, 2000) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   Separate financial information of the Guarantors has not been presented since these Guarantors were recently created for purposes of the acquisition of the Elizabeth Arden Business and were not in existence during the periods for which financial information of the Company is presented.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [LOGO OF ELIZABETH ARDEN]





--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a director or officer of the Company, or serves or served in such capacity with any other enterprise at the request of the Company, against all fines, liabilities, settlements, costs and expenses asserted against or incurred by such person in his capacity or arising out of his status as such officer or director. The Company may also indemnify employees or agents of the Company if the Company's Board so approves. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law.

   The provisions of the FBCA authorize a corporation to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee can not be obtained), or (iii) the affirmative vote of the majority of the corporation's shareholders who were not parties to the proceeding.

   The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

   At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

   The Company maintains directors' and officers' liability insurance for its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
 **3.1   Amended and Restated Articles of Incorporation of the Company dated
         January 24, 2001 (incorporated herein by reference to Exhibit 3.1 filed as part of the Company's Form 8-K dated February 7, 2001 (the
         "February 8-K")).

   3.2   Certificate of Incorporation of FD Management, Inc.

   3.3   Certificate of Incorporation of DF Enterprises, Inc.

   3.4   Certificate of Incorporation of FFI International, Inc.

   3.5   Articles of Incorporation of Elizabeth Arden GmbH

   3.6   Amended and Restated By-laws of the Company.

   3.7   By-laws of FD Management, Inc.

   3.8   By-laws of DF Enterprises, Inc.

   3.9   By-laws of FFI International, Inc.

 **4.1   Indenture, dated as of May 13, 1997, between the Company and HSBC Bank
         USA (formerly Marine Midland Bank), as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated
         May 13, 1997 (Commission File No. 1-6370)).

  *4.2   Second Supplemental Indenture, dated as of January 23, 2001 to
         Indenture dated as of May 13, 1997, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee.

 **4.3   Indenture, dated as of April 27, 1998, between the Company and HSBC
         Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated April 27, 1998
         (Commission File No. 1-6370)).

  *4.4   Second Supplemental Indenture, dated as of January 23, 2001 to
         Indenture dated as of April 27, 1998, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee.

 **4.5   Indenture, dated as of January 23, 2001, by and among the Company, FD
         Management, Inc., DF Enterprises, Inc., FFI International, Inc.,
         Elizabeth Arden GmbH, as guarantors and HSBC Bank USA, as trustee
         (incorporated herein by reference to Exhibit 4.1 of the February 8-K).

 **4.6 Amended and Restated Credit Agreement dated as of January 29, 2001 among Elizabeth Arden, Inc. (formerly known as French Fragrances,
         Inc.), the Banks listed on the signature pages thereto, Fleet National
         Bank, as Administrative Agent, Issuing Bank, and Swingline Lender,
         Credit Suisse First Boston, as Syndication Agent, and Fleet
         Securities, Inc. and Credit Suisse First Boston, as Joint Lead
         Arrangers and Joint Book Managers (incorporated herein by reference to Exhibit 4.3 of the February 8-K).

 **4.7 Amended and Restated Security Agreement dated as of January 29, 2001, made by Elizabeth Arden, Inc. (formerly known as French Fragrances,
         Inc.) and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent (incorporated by reference to Exhibit 4.5 of the February
         8-K).

  *4.8 Warrant Agreement, dated as of January 23, 2001, by and between the Company and Mellon Investor Services, Inc.

  *4.9 Warrant Registration Rights Agreement, dated as of January 23, 2001, by and among the Company, Credit Suisse First Boston, Cayman Islands
         Branch and Fleet Corporate Finance, Inc.

 **4.10  Registration Rights Agreement, dated as of January 23, 2001, among the
         Company, the guarantors signatory thereto and the Initial Purchasers
         (incorporated herein by reference to Exhibit 4.2 of the February 8-K).

 **4.11 Security Agreement, dated as of January 23, 2001, made by the Company and certain of its subsidiaries in favor of HSBC Bank USA, as collateral agent (incorporated herein by reference to Exhibit 4.4 of the February 8-K).

   5.1   Opinion of Weil, Gotshal & Manges LLP.

 Exhibit
 Number                                Description
 -------                               -----------
 **10.1  Registration Rights Agreement dated as of November 30, 1995, among the
         Company, Bedford Capital Corporation, Fred Berens, Rafael Kravec and
         Eugene Ramos (incorporated herein by reference to Exhibit 10.1 filed as a part of the Company's Form 10-K for the fiscal year ended
         September 30, 1995 (Commission File No. 1-6370))

 **10.2 Amendment dated as of March 20, 1996 to Registration Rights Agreement dated as of November 30, 1995, among the Company, Bedford Capital
         Corporation, Fred Berens, Rafael Kravec and Eugene Ramos (incorporated herein by reference to Exhibit 10.2 filed as a part of the Company's
         Form 10-K for the year ended January 31, 1996 (Commission File No. 1-
         6370)).

 **10.3  Second Amendment dated as of July 22, 1996 to Registration Rights
         Agreement dated as of November 30, 1995, among the Company, Bedford
         Capital Corporation, Fred Berens, Rafael Kravec and the Estate of
         Eugene Ramos (incorporated by reference to Exhibit 10.3 filed as part of the Company's Form 10-Q for the quarter ended July 31, 1996
         (Commission File No. 1-6370)).

 **10.4  2000 Stock Incentive Plan (incorporated herein by reference to Exhibit
         E filed as a part of the Company's Proxy Statement filed on December
         12, 2000).

 **10.5 Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit 4.11 filed as a part of the Company's Form S-8 dated July 7, 1999 (Commission File No. 1-6370)).

 **10.6 Amendment to Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit F filed as a part of the Company's
         Proxy Statement filed on December 12, 2000).

 **10.7  1995 Stock Option Plan (incorporated herein by reference to Exhibit
         4.12 filed as a part of the Company's Form S-8 dated July 7, 1999
         (Commission File No. 1-6370)).

 **10.8  Asset Purchase Agreement, dated as of October 30, 2000 between the
         Company and Conopco, Inc. (incorporated by reference to Exhibit 10.6 of the Company's Form 10-Q for the quarter ended October 31, 2000
         (Commission File No. 1-6370)).

 **10.9 Amendment dated as of December 11, 2000 to Asset Purchase Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.
         (incorporated herein by reference to Exhibit 2.2 filed as a part of the February 8-K (Commission File No. 1-6370)).

 **10.10 Second Amendment dated as of January 23, 2001 to the Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc. (incorporated herein by reference to Exhibit 2.3 filed as a part of the February 8-K (Commission File No. 1-6370)).

   10.11 Third Amendment dated as of February 7, 2001 to the Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.

   10.12 Fourth Amendment dated as of February 21, 2001 to Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.

   12.1  Ratio of earnings to fixed charges.

   21.1  Subsidiaries of the Company.

   23.1  Consent of Deloitte & Touche LLP.

   23.2  Consent of PricewaterhouseCoopers LLP.

   23.3 Consent of Weil, Gotshal & Manges LLP (contained in the opinion filed as Exhibit 5.1).

  *24.1  Power of Attorney.

   25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of HSBC Bank USA; as Trustee.
   99.1  Letter of Transmittal.
   99.2  Notice of Guaranteed Delivery.

--------

*  Previously filed.
** Incorporated by reference.

Item 22. Undertakings.

   The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a) (3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) That, insofar as indemnification .for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on February 21, 2001.

                                          Elizabeth Arden, Inc.

                                                 /s/ E. Scott Beattie
                                          By: _________________________________
                                                     E. Scott Beattie
                                             Chairman of the Board, President
                                                and Chief Executive Officer
                                               (Principal Executive Officer)

   Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ E. Scott Beattie          Chairman of the Board,     February 21, 2001
______________________________________  President and Chief
           E. Scott Beattie             Executive Officer
                                        (Principal Executive
                                        Officer)
                  *                    Senior Vice President,     February 21, 2001
______________________________________  Finance and Treasurer
           Elizabeth Tuttle             (Principal Financial and
                                        Accounting Officer)
                  *                    Director                   February 21, 2001
______________________________________
            Rafael Kravec
                  *                    Director                   February 21, 2001
______________________________________
             Fred Berens
                  *                    Director                   February 21, 2001
______________________________________
         Richard C. W. Mauran
                  *                    Director                   February 21, 2001
______________________________________
          J. W. Nevil Thomas
                  *                    Director                   February 21, 2001
______________________________________
            George Dooley
         /s/ E. Scott Beattie
*By: _________________________________
           E. Scott Beattie
           Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on February 21, 2001.

                                          FD Management, Inc.

                                                 /s/ E. Scott Beattie
                                          By: _________________________________
                                                     E. Scott Beattie
                                              President (Principal Executive
                                                         Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ E. Scott Beattie          President (Principal       February 21, 2001
______________________________________  Executive Officer)
           E. Scott Beattie

                  *                    Vice President, Secretary  February 21, 2001
______________________________________  and Director
           Oscar E. Marina

                  *                    Vice President, Assistant  February 21, 2001
______________________________________  Secretary and Assistant
           Linda S. Bubacz              Treasurer and Director

                  *                    Treasurer (Principal       February 21, 2001
______________________________________  Financial and Accounting
           Elizabeth Tuttle             Officer)

                  *                    Director                   February 21, 2001
______________________________________
            Ron Rolleston

         /s/ E. Scott Beattie
*By: _________________________________
           E. Scott Beattie
           Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on February 21, 2001.

                                          DF Enterprises, Inc.

                                                 /s/ E. Scott Beattie
                                          By: _________________________________
                                                     E. Scott Beattie
                                              President (Principal Executive
                                                         Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ E. Scott Beattie          President (Principal        February 21, 2001
______________________________________  Executive Officer)
           E. Scott Beattie

                  *                    Vice President, Secretary   February 21, 2001
______________________________________  and Director
           Oscar E. Marina

                  *                    Treasurer (Principal        February 21, 2001
______________________________________  Financial and Account
           Elizabeth Tuttle             Officer)

                  *                    Director                    February 21, 2001
______________________________________
         Victoria L. Garrett

         /s/ E. Scott Beattie
*By: _________________________________
           E. Scott Beattie
           Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on February 21, 2001.

                                          FFI International, Inc.

                                                 /s/ E. Scott Beattie
                                          By: _________________________________
                                                     E. Scott Beattie
                                              President (Principal Executive
                                                         Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ E. Scott Beattie          President (Principal        February 21, 2001
______________________________________  Executive Officer)
           E. Scott Beattie

                  *                    Vice President, Secretary   February 21, 2001
______________________________________  and Director
           Oscar E. Marina

                  *                    Treasurer (Principal        February 21, 2001
______________________________________  Financial and Account
           Elizabeth Tuttle             Officer)

                  *                    Director                    February 21, 2001
______________________________________
           Linda S. Bubacz

         /s/ E. Scott Beattie
*By: _________________________________
           E. Scott Beattie
           Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida on February 21, 2001.

                                          Elizabeth Arden GmbH

                                                 /s/ E. Scott Beattie
                                          By: _________________________________

                                                   Attorney-in-Fact

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Managing Director           February 21, 2001
______________________________________
            Viviane Mattey

                  *                    Managing Director           February 21, 2001
______________________________________
            Peter van Tiel

         /s/ E. Scott Beattie
*By: _________________________________
           E. Scott Beattie
           Attorney-in-Fact

                               EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
 **3.1   Amended and Restated Articles of Incorporation of the Company dated
         January 24, 2001 (incorporated herein by reference to Exhibit 3.1 filed as part of the Company's Form 8-K dated February 7, 2001 (the
         "February 8-K")).

   3.2   Certificate of Incorporation of FD Management, Inc.

   3.3   Certificate of Incorporation of DF Enterprises, Inc.

   3.4   Certificate of Incorporation of FFI International, Inc.

   3.5   Articles of Incorporation of Elizabeth Arden GmbH

   3.6   Amended and Restated By-laws of the Company.

   3.7   By-laws of FD Management, Inc.

   3.8   By-laws of DF Enterprises, Inc.

   3.9   By-laws of FFI International, Inc.

 **4.1   Indenture, dated as of May 13, 1997, between the Company and HSBC Bank
         USA (formerly Marine Midland Bank), as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated
         May 13, 1997 (Commission File No. 1-6370)).

  *4.2   Second Supplemental Indenture, dated as of January 23, 2001 to
         Indenture dated as of May 13, 1997, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee.

 **4.3   Indenture, dated as of April 27, 1998, between the Company and HSBC
         Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated April 27, 1998
         (Commission File No. 1-6370)).

  *4.4   Second Supplemental Indenture, dated as of January 23, 2001 to
         Indenture dated as of April 27, 1998, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee.

 **4.5   Indenture, dated as of January 23, 2001, by and among the Company, FD
         Management, Inc., DF Enterprises, Inc., FFI International, Inc.,
         Elizabeth Arden GmbH, as guarantors and HSBC Bank USA, as trustee
         (incorporated herein by reference to Exhibit 4.1 of the February 8-K).

 **4.6 Amended and Restated Credit Agreement dated as of January 29, 2001 among Elizabeth Arden, Inc. (formerly known as French Fragrances,
         Inc.), the Banks listed on the signature pages thereto, Fleet National
         Bank, as Administrative Agent, Issuing Bank, and Swingline Lender,
         Credit Suisse First Boston, as Syndication Agent, and Fleet
         Securities, Inc. and Credit Suisse First Boston, as Joint Lead
         Arrangers and Joint Book Managers (incorporated herein by reference to Exhibit 4.3 of the February 8-K).

 **4.7 Amended and Restated Security Agreement dated as of January 29, 2001, made by Elizabeth Arden, Inc. (formerly known as French Fragrances,
         Inc.) and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent (incorporated by reference to Exhibit 4.5 of the February
         8-K).

  *4.8 Warrant Agreement, dated as of January 23, 2001, by and between the Company and Mellon Investor Services, Inc.

  *4.9 Warrant Registration Rights Agreement, dated as of January 23, 2001, by and among the Company, Credit Suisse First Boston, Cayman Islands
         Branch and Fleet Corporate Finance, Inc.

 **4.10  Registration Rights Agreement, dated as of January 23, 2001, among the
         Company, the guarantors signatory thereto and the Initial Purchasers
         (incorporated herein by reference to Exhibit 4.2 of the February 8-K).

 **4.11 Security Agreement, dated as of January 23, 2001, made by the Company and certain of its subsidiaries in favor of HSBC Bank USA, as collateral agent (incorporated herein by reference to Exhibit 4.4 of the February 8-K).

   5.1   Opinion of Weil, Gotshal & Manges LLP.

 Exhibit
 Number                                Description
 -------                               -----------
 **10.1  Registration Rights Agreement dated as of November 30, 1995, among the
         Company, Bedford Capital Corporation, Fred Berens, Rafael Kravec and
         Eugene Ramos (incorporated herein by reference to Exhibit 10.1 filed as a part of the Company's Form 10-K for the fiscal year ended
         September 30, 1995 (Commission File No. 1-6370))

 **10.2 Amendment dated as of March 20, 1996 to Registration Rights Agreement dated as of November 30, 1995, among the Company, Bedford Capital
         Corporation, Fred Berens, Rafael Kravec and Eugene Ramos (incorporated herein by reference to Exhibit 10.2 filed as a part of the Company's
         Form 10-K for the year ended January 31, 1996 (Commission File No. 1-
         6370)).

 **10.3  Second Amendment dated as of July 22, 1996 to Registration Rights
         Agreement dated as of November 30, 1995, among the Company, Bedford
         Capital Corporation, Fred Berens, Rafael Kravec and the Estate of
         Eugene Ramos (incorporated by reference to Exhibit 10.3 filed as part of the Company's Form 10-Q for the quarter ended July 31, 1996
         (Commission File No. 1-6370)).

 **10.4  2000 Stock Incentive Plan (incorporated herein by reference to Exhibit
         E filed as a part of the Company's Proxy Statement filed on December
         12, 2000).

 **10.5 Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit 4.11 filed as a part of the Company's Form S-8 dated July 7, 1999 (Commission File No. 1-6370)).

 **10.6 Amendment to Non-Employee Director Stock Option Plan (incorporated herein by reference to Exhibit F filed as a part of the Company's
         Proxy Statement filed on December 12, 2000).

 **10.7  1995 Stock Option Plan (incorporated herein by reference to Exhibit
         4.12 filed as a part of the Company's Form S-8 dated July 7, 1999
         (Commission File No. 1-6370)).

 **10.8  Asset Purchase Agreement, dated as of October 30, 2000 between the
         Company and Conopco, Inc. (incorporated by reference to Exhibit 10.6 of the Company's Form 10-Q for the quarter ended October 31, 2000
         (Commission File No. 1-6370)).

 **10.9 Amendment dated as of December 11, 2000 to Asset Purchase Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.
         (incorporated herein by reference to Exhibit 2.2 filed as a part of the February 8-K (Commission File No. 1-6370)).

 **10.10 Second Amendment dated as of January 23, 2001 to the Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc. (incorporated herein by reference to Exhibit 2.3 filed as a part of the February 8-K (Commission File No. 1-6370)).

   10.11 Third Amendment dated as of February 7, 2001 to the Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.

   10.12 Fourth Amendment dated as of February 21, 2001 to Asset Purchase
         Agreement dated as of October 30, 2000 between the Company and Conopco, Inc.

   12.1  Ratio of earnings to fixed charges.

   21.1  Subsidiaries of the Company.

   23.1  Consent of Deloitte & Touche LLP.

   23.2  Consent of PricewaterhouseCoopers LLP.

   23.3 Consent of Weil, Gotshal & Manges LLP (contained in the opinion filed as Exhibit 5.1).

  *24.1  Power of Attorney.

   25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939 of HSBC Bank USA; as Trustee.
   99.1  Letter of Transmittal.
   99.2  Notice of Guaranteed Delivery.

--------

*  Previously filed.
** Incorporated by reference.